UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

THE HOME DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT

AND

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TO MY FELLOW SHAREHOLDERS:

It is my pleasure to invite you to attend our 2013 Annual Meeting of Shareholders on Thursday, May 23, 2013 at 9:00 a.m., Eastern Time. The meeting will be held at the Cobb Galleria Centre in Atlanta, Georgia.

The enclosed notice of meeting and proxy statement contain important information, including a description of the business that will be acted upon at the meeting, as well as the voting procedures and information on obtaining meeting tickets. At the meeting, we will also report on the Company’s performance and operations and respond to your questions. If you will need special assistance or seating, please contact Audrey Davies at (770) 384-2700.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy over the Internet, by telephone or by mail.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

Francis S. Blake

Chairman and Chief Executive Officer

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m., Eastern Time, on Thursday, May 23, 2013

PLACE:	Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339

ITEMS OF BUSINESS:	(1) To elect as directors of the Company the ten persons named in the accompanying Proxy Statement for terms expiring at the 2014 annual meeting;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2014;

(3) An advisory vote to approve executive compensation;

(4) To approve the material terms of officer performance goals under the Company’s Management Incentive Plan;

(5) To approve the Company’s Amended and Restated 2005 Omnibus Stock Incentive Plan;

(6) To act on two shareholder proposals described in the Proxy Statement, if properly presented; and

(7) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	Shareholders of record as of the close of business on March 25, 2013 are entitled to vote.

ANNUAL MEETING MATERIALS:	A copy of this Proxy Statement and our 2012 Annual Report are available at http://reports.homedepot.com.

DATE OF MAILING:	A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about April 8, 2013.

By Order of the Board of Directors,

Teresa Wynn Roseborough

Corporate Secretary

THE HOME DEPOT, INC.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of The Home Depot, Inc. (the “Company”) of proxies to be voted at our 2013 Annual Meeting of Shareholders (the “Meeting”) and at any reconvened or rescheduled meeting following any adjournment or postponement. The Meeting will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 23, 2013, at 9:00 a.m., Eastern Time.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

ABOUT THE 2013 ANNUAL MEETING OF SHAREHOLDERS

WHAT AM I VOTING ON?

You will be voting on the following items:

•	Election to the Board of Directors of the ten persons named in “Election of Directors” below;

•	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 2, 2014 (“Fiscal 2013”);

•	An advisory vote to approve executive compensation, also referred to as “say-on-pay”;

•	Approval of the material terms of officer performance goals under our Management Incentive Plan (the “MIP”);

•	Approval of our Amended and Restated 2005 Omnibus Stock Incentive Plan (the “Amended and Restated 2005 Plan”);

•	Two shareholder proposals described in this Proxy Statement; and

•	Transaction of any other business properly brought before the Meeting.

WHO IS ENTITLED TO VOTE?

Holders of record of shares of the Company’s common stock as of the close of business on March 25, 2013, the record date for the Meeting, are entitled to vote. Each share of common stock is entitled to one vote on each matter presented for a vote of the shareholders. As of March 25, 2013, we had 1,482,171,404 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, which means you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three options for voting before the Meeting:

•	Over the Internet, at www.proxyvote.com, by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card;

•	By telephone, by dialing 1-800-690-6903; or

•	By completing, dating, signing and returning a proxy card by mail.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form that your bank or broker provides.

MAY I VOTE AT THE MEETING?

Yes. If you are a registered shareholder, you may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name on your behalf. Even if you plan to attend the Meeting, we encourage you to vote your shares before the Meeting. See “How Can I Attend the Meeting” below.

MAY I REVOKE MY PROXY AND/OR CHANGE MY VOTE?

Yes. You may revoke your proxy and/or change your vote by:

•	Signing another proxy card with a later date and delivering it to us before the Meeting;

•	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 22, 2013;

•	Voting at the Meeting before the polls close if you are a registered shareholder or have obtained a legal proxy from your bank or broker; or

•	Notifying the Company’s Corporate Secretary in writing before the Meeting.

WHAT IF I SIGN AND RETURN MY PROXY BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed, dated and returned but do not contain voting instructions will be voted:

•	“For” the election of all of the ten named director nominees;

•	“For” the ratification of KPMG LLP;

•	“For” the advisory vote to approve executive compensation;

•	“For” the approval of the material terms of officer performance goals under the MIP;

•	“For” the approval of the Amended and Restated 2005 Plan;

•	“Against” each shareholder proposal; and

•	On any other matters properly brought before the Meeting, in accordance with the best judgment of the named proxies.

If your shares are held through an account with a bank or broker, see “Will My Shares Be Voted If I Do Not Provide My Proxy or Voting Instruction Form?” below.

The Home Depot 2013 Proxy Statement	1

ABOUT THE 2013 ANNUAL MEETING OF SHAREHOLDERS

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY’S RETIREMENT PLANS?

You may vote your shares over the Internet, by telephone or by mail as if you were a registered shareholder, as described in this Proxy Statement. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you hold shares through the self-directed brokerage window of your plan, or you participate in one of the Company’s Canada-based retirement plans, and, in either case, you do not vote those shares, those shares will not be voted.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy by voting over the Internet, by telephone or by signing and returning a proxy card, you must attend the Meeting in order to vote.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

The ratification of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2013 is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.

The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on these proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

With respect to the election of directors, each director nominee receiving a majority of votes cast with respect to that director nominee’s election will be elected as a director. If any of the director nominees does not receive a majority of votes cast, under Delaware law he or she would continue to serve on the Board until a successor is elected. However, our By-Laws provide that any director who fails to receive a majority of votes cast must promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation or to take any other action. The Board will act on that recommendation and publicly disclose its decision within 90 days following certification of election results. The director who tenders his or her resignation will not participate in the Nominating and Corporate Governance Committee’s recommendation or in the Board’s decision.

The ratification of KPMG LLP as the Company’s independent registered public accounting firm, the approval of the material terms of officer performance goals under the MIP, the approval of the Amended and Restated 2005 Plan and each of the shareholder proposals require a majority of votes cast to be approved.

Under the Company’s By-Laws, the advisory vote to approve executive compensation also requires a majority of votes cast to be approved. While this proposal is advisory in nature and not binding on the Company, our Leadership Development and Compensation Committee (“LDC Committee”) and Board will consider the results of the voting on this proposal in formulating future executive compensation policy.

A “majority of votes cast” means the number of “For” votes exceeds the number of “Against” votes. A proxy marked “Abstain” with respect to any proposal therefore generally will not have any effect on the outcome of the vote on that proposal. Similarly, broker non-votes will not be counted as votes cast and therefore generally will have no effect on the outcome of the vote on any proposal.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct the Meeting, holders of a majority of our outstanding shares of common stock

2	The Home Depot 2013 Proxy Statement

ABOUT THE 2013 ANNUAL MEETING OF SHAREHOLDERS

as of the close of business on March 25, 2013 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the Meeting, the Meeting may be adjourned from time to time until a quorum is present.

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring (1) an admission ticket if your shares are registered in your name or a legal proxy from the bank or broker that is the record owner of your shares and (2) valid picture identification. If your shares are registered in your name and you received a Notice, the Notice is your admission ticket. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket.

If you do not have valid picture identification and either an admission ticket or a legal proxy, you will not be admitted to the Meeting.

You may indicate whether you plan to attend the meeting by either checking the appropriate box on your proxy card or voting instruction card or making the appropriate selection at the bottom of the screen after entering your control number at www.proxyvote.com.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD OR VOTING INSTRUCTION FORM?

This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Computershare, at 1-800-577-0177. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS

Only one copy of the Notice or this Proxy Statement and the 2012 Annual Report is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Shareholders sharing an address who wish to receive separate copies of the Notice or this Proxy Statement and the 2012 Annual Report, or who wish to begin receiving a single copy of such materials, may make such request as follows:

•	If you are a registered shareholder, by writing to Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-800-542-1061; or

•	If you are a beneficial owner, by contacting your broker, dealer, bank, voting trustee or other nominee to make such request.

Registered shareholders sharing an address who elect to receive a single copy of the Notice or this Proxy Statement and the 2012 Annual Report will continue to receive separate proxy cards.

You may also elect to receive the Notice or this Proxy Statement and the 2012 Annual Report via e-mail by contacting Broadridge if you are a registered shareholder, by contacting your bank or broker if you are a beneficial owner, or by visiting our website at http://reports.homedepot.com.

Additional copies of this Proxy Statement and the 2012 Annual Report will be provided without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at http://ir.homedepot.com.

WHERE AND WHEN WILL I BE ABLE TO FIND THE VOTING RESULTS?

You can find the official results of the voting at the Meeting in our Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

The Home Depot 2013 Proxy Statement	3

BOARD OF DIRECTORS INFORMATION

Our Board currently has ten members: F. Duane Ackerman, Francis S. Blake, Ari Bousbib, Gregory D. Brenneman, J. Frank Brown, Albert P. Carey, Armando Codina, Bonnie G. Hill, Karen L. Katen and Mark Vadon. In addition, Ronald L. Sargent served as a director during the fiscal year ended February 3, 2013 (“Fiscal 2012”) until November 15, 2012. Each director who served during Fiscal 2012 was, and each current director continues to be, independent other than Mr. Blake, our Chairman and Chief Executive Officer (“CEO”).

BOARD LEADERSHIP

We believe that having a combined Chairman and CEO, Board committees comprised entirely of independent directors and an independent Lead Director currently provides the best Board leadership structure for The Home Depot. This structure, together with our other strong corporate governance practices, provides robust independent oversight of management while ensuring clear strategic alignment throughout the Company. Specifically, Mr. Blake proposes strategic priorities to the Board (with input from the Lead Director), communicates the Board’s guidance to management, and is ultimately responsible for implementing the Company’s key strategic initiatives.

Our Lead Director is an independent director who is elected annually by the independent members of the Board. Bonnie G. Hill, a director since 1999, currently serves as our Lead Director. Our Lead Director:

•	Chairs Board meetings when the Chairman is not present, including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting;

•	Works with management to determine the information and materials provided to Board members;

•	Approves Board meeting agendas, schedules and other information provided to the Board;

•	Consults with the Chairman on other matters that are pertinent to the Board and the Company;

•	Has the authority to call meetings of the independent directors;

•	Is available for direct communication and consultation with major shareholders upon request; and

•	Serves as liaison between the Chairman and the independent directors.

RISK OVERSIGHT

In accordance with NYSE requirements and our Audit Committee charter, our Audit Committee has primary responsibility for overseeing risk assessment and management, including the Company’s major financial exposures and the steps management has taken to monitor and control such exposures. The Audit Committee stays apprised of significant actual and potential risks faced by the Company in part through review of quarterly reports from our Enterprise Risk Council (the “ERC”) and detailed presentations, at least annually, from the chair of the ERC regarding the Company’s risk assessment and management process. The Audit Committee then reports to the Board at each quarterly Board meeting.

Our ERC is composed of leaders from the functional areas of the Company and meets at least quarterly to coordinate information sharing and mitigation efforts for all types of risks. The chair of the ERC, who is also our Vice President of Internal Audit and Corporate Compliance, reports the ERC’s risk analyses to senior management regularly and attends each Audit Committee meeting.

The Audit Committee also receives quarterly reports from our FCPA Oversight Committee, which oversees enterprise-wide compliance with the U.S. Foreign Corrupt Practices Act and the anti-bribery laws of the other jurisdictions in which we conduct business. The FCPA Oversight Committee, which is chaired by our Executive Vice President, General Counsel and Corporate Secretary, is comprised of representatives from each non-U.S. division, the business functions responsible for administration of our policies, and the business functions that manage our transactions outside of the U.S.

Our other Board committees also consider significant risks within their areas of responsibility. As discussed in the Compensation Discussion and Analysis beginning on page 32, our LDC Committee oversees risks related to our compensation programs, including an annual review and risk assessment of the Company’s compensation policies and practices for all associates, and monitors the independence of its compensation consultant. Our Nominating and Corporate Governance Committee oversees risks related to our governance policies and practices, including review and approval of any related-party transactions and relationships involving our directors and executive officers. Our Finance Committee,

4	The Home Depot 2013 Proxy Statement

BOARD OF DIRECTORS INFORMATION

created by the Board effective May 1, 2012, oversees risks related to our capital structure, financial resources and related financial matters. Effective May 1, 2012, the Board approved the dissolution of our Infrastructure Committee, and risks related to our infrastructure that were previously overseen by the Infrastructure Committee are now overseen by the Audit Committee and the Finance Committee, as applicable to their particular areas of responsibility. Each of our committees reports to the Board at each quarterly Board meeting.

In addition, the Board and each committee receive presentations throughout the year from management regarding specific potential risks and trends as necessary. At each Board meeting, the Chairman and CEO addresses in a directors-only session matters of particular importance or concern, including any significant areas of risk requiring Board attention. Annually, through dedicated sessions focusing exclusively on corporate strategy, our full Board reviews in detail the Company’s short- and long-term strategies, including consideration of significant risks facing the Company and their potential impact. We believe that the practices described above and our current leadership structure facilitate effective Board oversight of our significant risks.

DIRECTOR INDEPENDENCE

The Director Independence Standards in the Company’s Corporate Governance Guidelines exceed the independence standards adopted by the NYSE. Our independence standards are attached as Appendix A to this Proxy Statement, and our Corporate Governance Guidelines are available at http://ir.homedepot.com under “Corporate Governance > Corp. Governance Overview” and in print upon request. Pursuant to these guidelines, the Board and the Nominating and Corporate Governance Committee reviewed the independence of each director in February 2013. During this review, the Board and the Nominating and Corporate Governance Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationship or transaction would prohibit a director from being independent under SEC rules, the NYSE listing standards and the Company’s Director Independence Standards.

Based on this review and the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that all of the directors nominated for election to the Board at the Meeting are independent except Francis S. Blake, because of his position as our Chairman and CEO.

The Company has purchase, sale and other transactions and relationships in the normal course of business with companies with which certain Company directors are associated, but which our Board determined are not material to the Company, the directors or the companies with which the directors are associated. All of these transactions were reviewed and considered by the Board and the Nominating and Corporate Governance Committee in determining the independence of Company directors. In particular, the Board and the Nominating and Corporate Governance Committee took into account the following transactions during Fiscal 2012:

•	Mr. Ackerman served as a director of United Parcel Service, Inc., from which we purchased freight services, and as a director of The Allstate Corporation, from which we purchased insurance coverage;

•

Mr. Brenneman served as a director of Automatic Data Processing, Inc., from which we purchased payroll and tax services, and as the Chairman of CCMP Capital Advisors, LLC, which manages funds that have an equity interest in ARAMARK Corporation, from which we purchased food services and uniform apparel, and in Generac Power Systems, Inc., from which we purchased generators and related merchandise;

•

Mr. Brown served as Managing Director and Chief Operating Officer of General Atlantic LLC, which manages funds that have an equity interest in Bazaarvoice, Inc., from which we purchased software; Facebook, Inc., from which we purchased social media marketing services; Genpact Ltd., from which we purchased business process and technology consulting services; Mu Sigma Inc., from which we purchased data analytics consulting services; and Web.com Group, Inc., from which we purchased online marketing services;

•	Mr. Carey served as Chief Executive Officer of PepsiCo Americas Beverages, from which we purchased food and beverage products;

•	Ms. Hill served as a director of YUM! Brands, Inc., from which we purchased food products;

The Home Depot 2013 Proxy Statement	5

BOARD OF DIRECTORS INFORMATION

•	Ms. Katen served as a director of Air Liquide, from which we purchased industrial gases; and

•

Mr. Sargent served as Chief Executive Officer and a director of Staples, Inc., from which we purchased office products and related services, and as a director of The Kroger Co., to which we paid shopping center maintenance fees.

In each instance described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and the other entity’s revenues. The Board and the Nominating and Corporate Governance Committee believe that all of the transactions and relationships during Fiscal 2012 described above were on arm’s-length terms that were reasonable and competitive and that the directors did not participate in or personally benefit from these transactions.

SELECTING NOMINEES TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for considering candidates for the Board and recommending director nominees to the Board. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board pursuant to SEC rules, NYSE listing standards and the Company’s Director Independence Standards. The Nominating and Corporate Governance Committee’s charter, as well as the charters for the Audit Committee, LDC Committee and Finance Committee, are available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters.”

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company’s next annual meeting of shareholders. The Nominating and Corporate Governance Committee may also consider candidates recommended by current members of the Board, members of management and shareholders, as discussed below under “Director Candidates Recommended by Shareholders.” Mr. Vadon, who was appointed to our Board in September 2012, was recommended by one of our institutional shareholders.

From time to time, the Nominating and Corporate Governance Committee engages independent search firms to assist in identifying potential Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member. During Fiscal 2012, the Nominating and Corporate Governance Committee engaged Russell Reynolds Associates to assist it in identifying and assessing potential director candidates.

The Nominating and Corporate Governance Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria. The criteria and the process by which director nominees are considered and selected are discussed further below under “Election of Directors.”

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider all candidates recommended by a shareholder (or group of shareholders) who owns at least one percent of the Company’s outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. We refer to a shareholder (or group of shareholders) who meets these requirements as an “Eligible Shareholder.” If the shareholder is not an Eligible Shareholder, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider him or her for nomination to the Board. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339 not less than 120 calendar days prior to the anniversary of the date on which the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders:

•	A recommendation that identifies the candidate and provides contact information for that candidate;

•	The written consent of the candidate to serve as a director of the Company, if elected; and

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BOARD OF DIRECTORS INFORMATION

•	Documentation establishing that the shareholder making the recommendation is an Eligible Shareholder.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request from the candidate a detailed résumé, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

COMMUNICATING WITH THE BOARD

Shareholders and others who are interested in communicating directly with members of the Board, including those wishing to express concerns relating to accounting, internal controls, audit matters, fraud or unethical behavior, may do so by e-mail, at HD_Directors@homedepot.com, or by writing to the directors at the following address:

Name of Director or Directors

c/o Corporate Secretary

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Building C-22

Atlanta, Georgia 30339

The Corporate Secretary reviews and provides the Board and the Nominating and Corporate Governance Committee with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board, or that otherwise requires the attention of the Board and the Nominating and Corporate Governance Committee. Correspondence relating to accounting, internal controls or auditing matters is brought to the attention of the Company’s internal audit department and, if appropriate, to the Audit Committee. All communications are treated confidentially.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board met five times during Fiscal 2012. The number of times that each standing committee of the Board met in Fiscal 2012 is shown below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during Fiscal 2012. Company policy provides that all directors are expected to attend annual shareholder meetings, absent extraordinary circumstances. Every director serving on our Board at the time of the 2012 Annual Meeting of Shareholders attended that meeting.

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BOARD OF DIRECTORS INFORMATION

During Fiscal 2012, the Board had standing Audit, Nominating and Corporate Governance and LDC Committees. Effective May 1, 2012, the Board approved the creation of the Finance Committee and also approved the dissolution of the Infrastructure Committee, which held only one meeting during Fiscal 2012 before its dissolution. The current members of our committees, the principal functions of each committee and the number of meetings held in Fiscal 2012 are shown below. Each member of each committee during Fiscal 2012 was, and each current member continues to be, independent under our Director Independence Standards and applicable SEC and NYSE rules.

Name of Committee and Current Members	Committee Functions	Number of Meetings
Audit: F. Duane Ackerman, Chair Ari Bousbib J. Frank Brown Karen L. Katen Mark Vadon	• Oversees the integrity of the Company’s financial statements • Oversees the Company’s compliance with legal and regulatory requirements • Reviews the qualifications and independence of the Company’s independent registered public accounting firm • Oversees the performance of the Company’s internal audit function and independent registered public accounting firm • Reviews and monitors the Company’s compliance programs	9
Nominating and Corporate Governance: Bonnie G. Hill, Chair F. Duane Ackerman Albert P. Carey Armando Codina Karen L. Katen	• Oversees the Company’s corporate governance practices and procedures • Reviews and monitors the performance and composition of the Board and its committees • Makes recommendations for director nominees • Reviews the independence of directors	5
Leadership Development and Compensation: Gregory D. Brenneman, Chair Albert P. Carey Armando Codina Bonnie G. Hill	• Reviews and recommends policies, practices and procedures concerning human resource-related matters • Oversees senior management succession planning policies and procedures • Reviews and recommends compensation of directors and the CEO and approves compensation of other executive officers • Undertakes annual review and risk assessment of compensation policies and practices • Administers stock incentive and stock purchase plans, including determining grants of equity awards under the plans	5
Finance: Ari Bousbib, Chair Gregory D. Brenneman J. Frank Brown Mark Vadon	• Oversees the management of the Company’s capital structure, financial resources and related financial risks to effectively support the Company’s long-range strategic and operational objectives while maintaining the Company’s sound financial condition • Reviews and recommends policies, practices and strategies concerning financial matters, including the Company’s management of financial risk, capital structure, investments and insurance • Oversees the Company’s annual capital plan, significant capital investments and strategies with respect to mergers and acquisitions activity	3

8	The Home Depot 2013 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

The Nominating and Corporate Governance Committee, when considering the composition of our Board, focuses on ensuring a mix of directors that collectively possess the expertise and experience appropriate for a retailer of our size and geographic scope. The Company is the world’s largest home improvement specialty retailer, with more than 2,250 retail stores in the United States, Canada and Mexico, and our business involves all facets of retail, including finance, marketing, information technology, e-commerce, supply chain, real estate and strategic management. The Nominating and Corporate Governance Committee evaluates each director candidate on the basis of the length and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company and its business, the perspectives that the candidate would bring to the entire Board and the personality or “fit” of the candidate with existing members of the Board and management.

The Nominating and Corporate Governance Committee seeks directors who can:

•	Demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	Be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;

•	Demonstrate a record of professional accomplishment in his or her chosen field; and

•	Be prepared and able to participate fully in Board activities, including membership on at least two committees.

The Nominating and Corporate Governance Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a group has a wealth of experiences to inform its decisions. Consistent with this philosophy, after focusing on the skills and experience necessary to meet the core needs of the Company, as well as the basic qualifications set forth above, the Nominating and Corporate Governance Committee considers the personal attributes of individual nominees, including ethnic, racial and gender diversity. The Nominating and Corporate Governance Committee assesses the composition of the Board at least once a year and more frequently as needed, particularly when considering potential new candidates.

After evaluating the performance and experience of each of the current directors and the composition of the full Board, the Nominating and Corporate Governance Committee has recommended all ten current Board members for election. Each of the ten individuals nominated for election to the Board would hold office until the 2014 Annual Meeting of Shareholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

The ten nominees for election to the Board are set forth below.

The Home Depot 2013 Proxy Statement	9

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

F. DUANE ACKERMAN, 70, Director since 2007

Mr. Ackerman served as President and Chief Executive Officer of BellSouth Corporation, a telecommunications company, from 1997 to 2006, as Chairman of its board of directors from 1998 to 2006 and as Vice Chairman and Chief Operating Officer from 1995 to 1997. In these roles, Mr. Ackerman gained extensive experience supervising finance, supply chain, marketing, sales, international, information technology and real estate functions. He also served as President and Chief Executive Officer of BellSouth Telecommunications, a local telephone service unit and the largest subsidiary of BellSouth Corporation, from 1992 to 1995. Mr. Ackerman retired as Chairman Emeritus of BellSouth in March 2007. In addition to the specific experience described above, Mr. Ackerman brings to our Board his experience managing a complex, publicly traded company.

Other U.S. Public Company Board Memberships since 2008 The Allstate Corporation (1999 to present) United Parcel Service, Inc. (2007 to present)

FRANCIS S. BLAKE, 63, Director since 2006

Mr. Blake has served as our Chairman and Chief Executive Officer since January 2007. Previously, Mr. Blake served as our Vice Chairman from October 2006 to January 2007 and as Executive Vice President – Business Development and Corporate Operations from 2002 to January 2007. In the latter position, he was responsible for the Company’s real estate, store construction, credit services, strategic business development, growth initiatives, and international and Home Services businesses. Mr. Blake previously served in a variety of executive positions at General Electric, including as Senior Vice President, Corporate Business Development in charge of all worldwide mergers, acquisitions, dispositions and identification of strategic growth opportunities.

Other U.S. Public Company Board Memberships since 2008 Southern Company (2004-2009)

10	The Home Depot 2013 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

ARI BOUSBIB, 52, Director since 2007

Mr. Bousbib plays a key role in the Board’s oversight of the Company’s supply chain, information technology, international and finance matters, as well as providing insight into the development of corporate strategy. In September 2010, Mr. Bousbib joined IMS Health Inc., an information services company, as its Chairman and Chief Executive Officer. Prior to IMS Health, Mr. Bousbib spent 14 years at United Technologies Corporation (“UTC”), a diversified company, where he most recently served as Executive Vice President of UTC and President of UTC’s Commercial Companies, responsible for the strategic direction and operational performance of subsidiaries Otis Elevator Company, Carrier Corporation and UTC Fire & Security. From 2002 to 2008, he served as President of Otis Elevator Company, and from 2000 to 2002 he served as its Chief Operating Officer. From 1997 to 2000, Mr. Bousbib was Vice President, Corporate Strategy and Development of UTC. Prior to joining UTC, Mr. Bousbib was a partner at Booz Allen Hamilton, a global management and technology consulting firm. In serving on our Board, Mr. Bousbib draws from his experience with managing large, sophisticated businesses, including oversight of extensive global operations, as well as strategic, finance, supply chain and information technology matters.

Other U.S. Public Company Board Memberships since 2008 None.

GREGORY D. BRENNEMAN, 51, Director since 2000

A successful business leader who has been involved in several well-known corporate spin-off and turnaround situations, Mr. Brenneman brings to our Board an extensive background in general management of large organizations and expertise in accounting and corporate finance, retail, supply chain, marketing and international matters. Mr. Brenneman is currently Chairman of CCMP Capital Advisors, LLC, a private equity firm with over $12 billion under management, and Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds. In prior management roles, Mr. Brenneman served as Executive Chairman of Quiznos, a national quick-service restaurant chain, from 2008 to 2010 and as its President and Chief Executive Officer from 2007 to 2008. Prior to joining Quiznos, Mr. Brenneman led restructuring and turnaround efforts at Burger King Corporation, PwC Consulting, a division of PricewaterhouseCoopers (“PwC”), and Continental Airlines, Inc. that resulted in improved customer service, profitability and financial returns.

Other U.S. Public Company Board Memberships since 2008 Automatic Data Processing, Inc. (2001 to present) Francesca’s Holdings Corporation (2010 to present)

The Home Depot 2013 Proxy Statement	11

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

J. FRANK BROWN, 56, Director since 2011

Mr. Brown is a seasoned international business and academic leader whose strong technical expertise in financial and accounting matters qualifies him as an “audit committee financial expert” under SEC guidelines, as described in the “Audit Committee Report” on page 16 of this Proxy Statement, and he serves in such capacity on our Audit Committee. Mr. Brown serves as Managing Director and Chief Operating Officer of General Atlantic LLC, a global growth equity firm, which he joined in 2011. From 2006 to 2011, Mr. Brown was Dean of INSEAD, an international business school with campuses in France, Singapore and Abu Dhabi. Before his appointment as Dean of INSEAD, he served as a member of its Board and as Chairman of its U.S. Council. Prior to his tenure at INSEAD, Mr. Brown spent 26 years at PwC, where he held a series of leadership roles, including head of its Assurance and Business Advisory Service, Transactions Services and Corporate Development practices, and most recently the leader of the $3.5 billion Advisory Services operating unit of PwC. He also launched PwC’s Genesis Park, a leadership development program to train the next generation of global leaders within the firm. Mr. Brown is a member of the American Institute of Certified Public Accountants, the European Academy of Business in Society (EABIS) Board and the European Executive Council (EEC). He is also an author and frequent speaker on leadership.

Other U.S. Public Company Board Memberships since 2008 None.

ALBERT P. CAREY, 61, Director since 2008

Having served in a number of senior executive positions at PepsiCo, Inc., a consumer products company, Mr. Carey enhances our Board’s experience in and oversight of retail, supply chain and marketing matters, as well as contributing to the general management and strategic business development skills of our Board. In 2011, Mr. Carey was named Chief Executive Officer of PepsiCo Americas Beverages, assuming responsibilities for all aspects of PepsiCo’s beverages business in the Americas. From 2006 to 2011, he served as President and Chief Executive Officer of Frito-Lay North America, a snack food company and the largest North American business division of PepsiCo. He also served as President of PepsiCo Sales, the sales division of PepsiCo, from 2003 to 2006, in charge of PepsiCo’s sales and customer management for its retail, food service and fountain businesses. Other positions that Mr. Carey has held at PepsiCo include Chief Operating Officer of PepsiCo Beverages & Foods North America, Senior Vice President of Sales for Pepsi-Cola North America and Chief Operating Officer of Frito-Lay North America. Prior to his career at PepsiCo, Mr. Carey spent seven years at Procter & Gamble.

Other U.S. Public Company Board Memberships since 2008 None.

12	The Home Depot 2013 Proxy Statement

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

ARMANDO CODINA, 66, Director since 2007

Mr. Codina’s extensive expertise in commercial real estate development and management provides our Board with significant insight into and understanding of the real estate issues faced by a large retail organization. Mr. Codina founded Codina Group, a South Florida-based commercial real estate firm, in 1980. As Codina Group’s Chairman and Chief Executive Officer, he led the company through significant growth for 26 years and successfully merged it with Florida East Coast Industries in 2006 to become Florida East Coast Industries’ full-service real estate business, Flagler Development Group. In 2006, Mr. Codina was appointed Chairman, Chief Executive Officer and President of Flagler Development Group, where he served until September 2008. He continued to serve as non-executive Chairman of Flagler until December 2010. Mr. Codina is currently the Chairman and Chief Executive Officer of Codina Partners, LLC, which he formed in 2009, and through this entity and its affiliates is engaged in multiple real estate development and investment activities. Prior to founding Codina Group, Mr. Codina served as President of Professional Automated Services, Inc., a pioneer in the development of comprehensive medical management systems that provided data processing services to physicians. Mr. Codina’s deep roots in Florida have afforded the Board a unique insight into this market. In addition, Mr. Codina’s service on a number of public company boards of directors, including those listed below, provides significant and valuable perspective into corporate management and board dynamics.

Other U.S. Public Company Board Memberships since 2008 AMR Corporation (1995 to present; Lead Director since 2007) General Motors Corporation (2002-2009) Merrill Lynch & Co., Inc. (2005-2009)

BONNIE G. HILL, Ed.D., 71, Director since 1999

Ms. Hill brings to our Board considerable leadership skills in retail, finance, international and marketing matters. She has particular expertise in corporate governance, board organizational and public policy issues and currently serves as President of B. Hill Enterprises, LLC, a consulting firm that she founded in 2001 to advise companies and their directors on these matters. Ms. Hill has been a speaker and panelist addressing these issues at leading seminars across the country. Her expertise in these areas makes her particularly well suited for her role as Lead Director of the Company. Ms. Hill is also a co-founder of Icon Blue, Inc., a brand marketing company, where she served as Chief Operating Officer from 1998 until 2010. Previously, Ms. Hill was President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001, and Senior Vice President, Communications and Public Affairs of the Los Angeles Times, a daily newspaper and subsidiary of Tribune Company, from 1998 to 2001. Ms. Hill has also served as a Vice President of Kaiser Aluminum and Chemical Corporation and as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill has significant public sector experience of particular interest to a large public company, including serving as a member of the board of directors of NASD Regulations, Inc., a member of the Investor Advisory Committee of the Public Company Accounting Oversight Board, a member of the Investor Education Foundation of the Financial Industry Regulatory Authority, Inc., chair of the Consumer Affairs Advisory Committee of the SEC and a member of the Board of Trustees of the RAND Corporation.

Other U.S. Public Company Board Memberships since 2008 AK Steel Holding Corporation (1994 to present) California Water Service Group (2003 to present) YUM! Brands, Inc. (2003 to present)

The Home Depot 2013 Proxy Statement	13

ELECTION OF DIRECTORS

(ITEM 1 ON THE PROXY CARD)

KAREN L. KATEN, 63, Director since 2007

Ms. Katen enhances our Board’s understanding of international, supply chain and marketing matters, with her expertise in those areas gained through her career at Pfizer Inc., a global pharmaceutical company. Ms. Katen began her career at Pfizer in 1974 and held a series of management positions with increasing responsibility, including President of Pfizer Global Pharmaceuticals and Executive Vice President of Pfizer Inc. from 2001 to 2005 and President of Pfizer Human Health from 2005 to 2007. She retired in 2007 as Vice Chairman of Pfizer Inc. Recently, she also served as Chairman of the Pfizer Foundation, a charitable foundation affiliated with Pfizer. Currently, Ms. Katen serves as Senior Advisor of Essex Woodlands Health Ventures, a healthcare venture capital firm which she joined in 2007. Ms. Katen is also a director of Air Liquide, an international leader in gases for industry, health and the environment. Ms. Katen has served with several healthcare-related organizations, including as a member of the Global Advisory Board of Takeda Pharmaceutical Company Limited, Treasurer of PhRMA, an industry association representing research-based pharmaceutical companies in the U.S., a board member of the National Alliance for Hispanic Health, a member of the Healthcare Leadership Council, and a member of the RAND Corporation’s Health Board of Advisors. She is also on the Board of Trustees of the Economic Club of New York and the University of Chicago and is a council member of the Booth Graduate School of Business at the University of Chicago. Ms. Katen has also served on a variety of international policy bodies, including as Chairman of the U.S.-Japan Business Council.

Other U.S. Public Company Board Memberships since 2008 Catamaran Corporation (2012 to present) Harris Corporation (1994 to present) General Motors Corporation (1997-2009)

MARK VADON, 43, Director since 2012

Mr. Vadon brings to our Board in-depth experience in the information technology and online retail arenas, which will be a valuable resource for the Company as we continue to implement our interconnected retail strategy. In 1999, Mr. Vadon founded Blue Nile, Inc., the leading online retailer of diamonds and fine jewelry, and has served as the Chairman of its board of directors since its inception. During Blue Nile’s history, Mr. Vadon has also served as its Executive Chairman (from 2008 to 2011), Chief Executive Officer (from 1999 to 2008) and President (from 1999 to 2007). Prior to founding Blue Nile, Mr. Vadon was a consultant for Bain & Company, a management consulting firm, which he joined in 1992. In 2009, Mr. Vadon founded zulily, Inc., a daily deals site for moms, babies and kids, and serves as the Chairman of its board of directors.

Other U.S. Public Company Board Memberships since 2008 Blue Nile, Inc. (1999 to present)

WE RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF EACH

NOMINEE TO THE BOARD OF DIRECTORS.

14	The Home Depot 2013 Proxy Statement

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

The Audit Committee has appointed KPMG LLP to serve as the Company’s Fiscal 2013 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board considers it desirable that the appointment of KPMG LLP be ratified by shareholders. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment.

Audit services provided by KPMG LLP for Fiscal 2012 included the examination of the consolidated financial statements of the Company, audit of the Company’s internal control over financial reporting, services related to periodic filings made with the SEC and statutory audits of certain subsidiaries. Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports, audits of the Company’s benefit plans, and tax services as described on page 17 of this Proxy Statement.

One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WE RECOMMEND THAT YOU

VOTE “FOR” THE RATIFICATION OF

KPMG LLP AS THE COMPANY’S

FISCAL 2013 INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM.

The Home Depot 2013 Proxy Statement	15

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent under SEC rules, the NYSE listing standards and the Director Independence Standards set forth in the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Brown is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print upon request.

The Audit Committee has:

•

Reviewed and discussed the audited financial statements with the Company’s management and discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Concluded that KPMG LLP is independent from the Company and its management. The Audit Committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence;

•

Recommended to the Board that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for Fiscal 2012 for filing with the SEC. The Audit Committee made this recommendation based upon its review and the discussions with management and KPMG LLP; and

•

Determined that the provision of non-audit services is compatible with KPMG LLP’s independence. The Audit Committee has reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and all other services provided during Fiscal 2012, which are set forth below under “Independent Registered Public Accounting Firm’s Fees.”

This report has been furnished by the current members of the Audit Committee:

•	F. Duane Ackerman, Chair

•	Ari Bousbib

•	J. Frank Brown

•	Karen L. Katen

•	Mark Vadon

16	The Home Depot 2013 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

AUDIT AND OTHER FEES

The following table presents fees for services rendered by KPMG LLP during Fiscal 2012 and and the fiscal year ended January 29, 2012 (“Fiscal 2011”) (amounts in thousands):

	Fiscal 2012	Fiscal 2011
Audit Fees	$4,657	$4,750

Audit-Related Fees	180	175

Tax Fees	589	188

All Other Fees	—	—

Total Fees	$5,426	$5,113

Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, the annual audit of the Company’s internal control over financial reporting, the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q, services related to other periodic filings made with the SEC and statutory audits of certain subsidiaries.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but are not reported in the prior paragraph. These fees are related to employee benefit plan audits.

Tax fees for Fiscal 2012 consist of fees of $295,000 for tax compliance and preparation services and fees of $294,000 for tax planning, advisory and consulting services. Tax fees for Fiscal 2011 consist of fees for tax advisory services.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or by the Chairman of the Audit Committee. When services are pre-approved by the Chairman, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

The Home Depot 2013 Proxy Statement	17

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION –

“SAY-ON-PAY”

(ITEM 3 ON THE PROXY CARD)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, the Company provides its shareholders with the opportunity each year to vote to approve, on an advisory basis, the compensation of our named executive officers. The Company recommends that you vote for the approval of the compensation of our named executive officers as described in this Proxy Statement. Accordingly, you may vote on the following resolution at the Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders.

As described in our “Fiscal 2012 Executive Compensation Report Card” and the Compensation Discussion and Analysis beginning on page 32, the Company’s compensation philosophy is to align executive pay with Company performance. We believe that this alignment motivates our executives to achieve our key financial and strategic goals, creating long-term shareholder value.

Our executive compensation program links pay to performance as follows:

•

Approximately 88.5% of our CEO’s target compensation and approximately 79.6% of the target compensation for our other named executive officers is variable and is paid based upon attainment of our pre-determined corporate performance objectives or the performance of our common stock.

•

Approximately 67.8% of our CEO’s compensation and approximately 59.8% of the compensation of our other named executive officers is equity-based and paid in a balanced mix of performance-based restricted stock, options and performance shares.

•

Our named executive officers do not receive tax reimbursements (also known as “gross-ups”), supplemental executive retirement plans, defined benefit pension plans, guaranteed salary increases or guaranteed bonuses and have limited perquisites. For 2013, we also discontinued the Supplemental Executive Choice Program, which provided an annual allowance to each named executive officer for financial planning, automobile, medical and insurance-related expenses.

•

We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including an annual review and risk assessment of all elements of compensation by the LDC Committee, a compensation recoupment policy and stock ownership guidelines.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the LDC Committee or the Board. Because we value our shareholders’ views, however, the LDC Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As noted on page 36 in the Compensation Discussion and Analysis, the LDC Committee considered the result of last year’s vote, in which over 98% of the shares voted were voted in support of the compensation of the Company’s named executive officers. Your advisory vote serves as an additional tool to guide the LDC Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this Proxy Statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

WE RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

18	The Home Depot 2013 Proxy Statement

APPROVAL OF THE MATERIAL TERMS OF OFFICER PERFORMANCE GOALS UNDER THE MANAGEMENT INCENTIVE PLAN

(ITEM 4 ON THE PROXY CARD)

We are asking for your approval of the material terms of the officer performance goals under the MIP. In order to preserve the Company’s ability to continue to grant fully tax-deductible performance-based awards under the MIP, the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, must be approved by the shareholders at least every five years. The MIP is not being amended or changed, and shareholders are not being asked to approve the MIP itself.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), prevents a publicly-held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it qualifies as performance-based compensation under Section 162(m). Awards under the MIP are intended to qualify as fully-deductible performance-based compensation, so long as certain requirements, such as shareholder approval of the material terms of the performance goals, are met.

The Company’s shareholders previously approved the material terms of officer performance goals under the MIP at the 2008 annual meeting. Section 162(m) requires that the material terms of the performance goals for qualified performance-based awards be approved every five years, so we are asking for your approval of these terms at the Meeting. However, shareholder approval of the material terms of officer performance goals under the MIP is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the MIP to qualify for the performance-based compensation exemption under Section 162(m), and shareholder approval of the material terms of the officer performance goals of the MIP does not alone ensure that all compensation paid under the MIP will qualify as tax-deductible compensation. In addition, nothing in this proposal precludes the Company from granting awards that do not meet the requirements for tax-deductible compensation under Section 162(m).

For purposes of Section 162(m), the material terms of the performance goals include (i) the associates eligible to receive compensation under the MIP, (ii) a description of the performance objectives on which performance goals may be based, and (iii) the maximum amount of compensation that may be paid under the MIP to any one participant in any year. Each of these aspects of MIP is discussed below.

ELIGIBILITY AND PARTICIPATION

The MIP is administered by the LDC Committee. Awards may be granted under the MIP to officers and other associates of the Company and its subsidiaries. Non-employee directors are not eligible to participate in the MIP. There are approximately 16,000 associates and officers who are eligible to participate in the MIP. Selection of participation in any given year is at the discretion of the LDC Committee and not determinable in advance. For the Fiscal 2012 MIP, the LDC Committee selected approximately 16,000 participants, including our seven executive officers (including each of the NEOs) and 113 other officers.

PERFORMANCE OBJECTIVES

MIP awards that are intended to be exempt from Section 162(m) will be based on one or more of the following performance objectives, which may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed:

Financial Return:

•	Return on equity
•	Return on capital
•	Return on assets
•	Return on investment

Earnings:

•	Earnings per share
•	Total earnings
•	Earnings growth
•	Earnings before or after interest and taxes
•	Earnings before taxes
•	Earnings before or after interest, taxes, depreciation and amortization
•	Operating profit
•	Net income

Sales:

•	Total sales
•	Sales growth
•	Comparable store sales
•	Sales per square foot
•	Average ticket sales
•	Sales per operating store

The Home Depot 2013 Proxy Statement	19

APPROVAL OF THE MATERIAL TERMS OF OFFICER PERFORMANCE GOALS UNDER THE MANAGEMENT INCENTIVE PLAN

(ITEM 4 ON THE PROXY CARD)

Stock Price:

•	Increase in the fair market value of the common stock
•	Total return to shareholders

Cash Flow:

•	Cash flow
•	Operating cash flow
•	Free cash flow
•	Cash flow return on investment

Store:

•	Inventory shrinkage goals
•	Stocking and other labor hours goals
•	Store payroll goals
•	Markdown goals
•	Workers’ compensation goals

Balance Sheet:

•	Inventory
•	Inventory turns
•	Receivables turnover

Other Strategic Goals:

•	Gross margin
•	Gross margin return on investment
•	Market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas
•	Timely and successful completion of key Company projects (including, for example, timely completion within budget)
•	Economic value added
•	Internal rate of return
•	Net present value targets
•	Expense or cost level targets
•	Employer of Choice survey results
•	Customer satisfaction based on specified objective goals or a Company-sponsored customer survey
•	Diversity goals
•	Attrition improvements
•	Productivity improvements
•	Operating cost management targets
•	Safety record goals

MIP awards are generally made for each fiscal year. For Fiscal 2012, MIP awards for officers at the Senior Vice President level or higher were based on an annual performance period, and MIP awards for officers below the Senior Vice President level were based on two six-month performance periods. The LDC Committee selects the key associates eligible to participate in the MIP and establishes the performance objectives that pertain to each participant’s awards. The target and maximum bonus payout levels are determined as a percentage of the participant’s base salary. The LDC Committee may provide for a threshold level of performance below which no compensation will be paid and a maximum level of performance above which no additional compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

The LDC Committee establishes the specific terms of the awards within the first 90 days of the performance period and before expiration of 25% of the performance period and, within 90 days after the end of each fiscal year, certifies the level of performance that has been attained and any resulting payouts. In the case of awards that are intended to qualify as performance-based compensation under Section 162(m), the LDC Committee does not have discretion to pay more than the level of compensation corresponding to the level of performance attained, as specified in the formula approved by the LDC Committee at the beginning of the performance period. All amounts payable under the MIP will be paid as soon as practicable after the LDC Committee’s certification, unless the associate has made a timely election to defer payment under the Company’s nonqualified deferred compensation plan.

MAXIMUM GRANTS UNDER THE MIP

The maximum amount of compensation that may be paid under the MIP to any participant in any one fiscal year is 0.3% of the Company’s net income for such fiscal year. This limitation may not be increased without shareholder approval.

GENERAL

The foregoing description addresses limited aspects of the MIP, primarily the material terms of the performance goals, including the list of permissible business criteria for performance objectives, that may apply to a grant of qualified performance-based awards. It is qualified in its entirety by reference to the full text of the MIP, a copy of which was filed with the SEC on May 28, 2008. Requests for copies may also be made in writing as follows: Assistant Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-20, Atlanta, Georgia, 30339.

20	The Home Depot 2013 Proxy Statement

APPROVAL OF THE MATERIAL TERMS OF OFFICER PERFORMANCE GOALS UNDER THE MANAGEMENT INCENTIVE PLAN

(ITEM 4 ON THE PROXY CARD)

BOARD’S RECOMMENDATION

We believe that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as fully tax-deductible performance-based compensation under the MIP. We are therefore asking you to approve, for Section 162(m) purposes, the material terms of the officer performance goals, including the eligibility criteria, the maximum annual compensation limit, and the list set forth above of permissible business criteria for performance objectives, for awards under the MIP.

WE RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF OFFICER PERFORMANCE GOALS UNDER THE MANAGEMENT INCENTIVE PLAN

The Home Depot 2013 Proxy Statement	21

APPROVAL OF THE AMENDED AND RESTATED 2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 5 ON THE PROXY CARD)

We are asking you to approve The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan, or the “Amended and Restated 2005 Plan.” The Board of Directors adopted the Amended and Restated 2005 Plan on February 28, 2013. The 2005 Omnibus Stock Incentive Plan, or the “2005 Plan,” was originally approved by our shareholders on May 26, 2005.

SUMMARY OF AMENDMENTS TO THE 2005 PLAN

The primary purpose of the amendments to the 2005 Plan is to extend the expiration date to May 23, 2023, although there are other amendments to modernize the plan as described below. We are not seeking approval to increase the number of shares available for grant under the 2005 Plan.

In addition to extending the term, the Amended and Restated 2005 Plan amends the 2005 Plan by:

•	Expanding the types of awards that may be granted to include restricted stock units, performance units, and other stock-based awards;

•

Providing that grants to non-employee directors may be made only pursuant to a policy or program approved by the LDC Committee from time to time, and that, other than awards made pursuant to such policy or program, there shall be no discretionary grants made to non-employee directors;

•	Imposing an annual limit on grants to non-employee directors;

•	Specifying that awards made under the plan are subject to any compensation recoupment or “clawback” policy adopted by the Company from time to time;

•

Documenting the policy adopted previously by the LDC Committee of prohibiting payment of dividends or dividend equivalents with respect to a performance-based award until the performance condition is satisfied;

•	Documenting our current policy of not applying “liberal” share counting for the plan;

•	Expanding the current prohibition on repricing of options and stock appreciation rights;

•	Expanding the possible methods of exercising stock options to include net exercise as permitted under current accounting standards;

•	Revising the list of permissible performance objectives for performance-based awards; and

•	Adding provisions to facilitate compliance with Section 409A of the Internal Revenue Code.

In addition, in connection with the approval of the Amended and Restated 2005 Plan, the LDC Committee adopted a revised form of grant agreement that provides for “double-trigger” vesting of awards in the event of a change in control of the Company. In other words, vesting would accelerate only if the grantee’s employment were involuntarily terminated within 12 months after a change in control, rather than upon the occurrence of a change in control alone.

IMPORTANT PROVISIONS

The Amended and Restated 2005 Plan contains a number of provisions that we believe are consistent with the interests of shareholders and sound corporate governance practices, including:

•

Fungible share pool.    The plan uses a fungible share pool under which each stock option and stock appreciation right, or SAR, counts as one share against the plan share reserve and each stock-based full-value award (which includes any stock-based or stock-settled award other than options or SARs) counts as 2.11 shares against the plan share reserve.

•

No liberal share counting.    The plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR or to satisfy tax withholding requirements. The plan also prohibits “net share counting” upon the exercise of options or SARs.

•	No repricing of stock options or SARs. The plan prohibits the repricing of stock options or SARs without shareholder approval.

•

No discounted stock options or SARs.    All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•	Limit on awards to non-employee directors. The plan imposes a maximum value of awards ($500,000) that may be granted to any one non-employee director in any calendar year.

•	No dividends on unearned performance-based awards. The plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

•	Compensation recoupment policy. Awards under the plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.

22	The Home Depot 2013 Proxy Statement

APPROVAL OF THE AMENDED AND RESTATED 2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 5 ON THE PROXY CARD)

•

Reasonable “burn rate”.    Our 3-year annual grant rate under the plan as of February 3, 2013 (the last day of Fiscal 2012), referred to as the “burn rate,” calculated using the methodology published by Institutional Shareholder Services, or ISS, was 1.26%, which is well below the burn rate cap of 3.93% that ISS has applied to our industry for 2013.

SUMMARY OF THE 2005 PLAN AS AMENDED AND RESTATED

The following is a summary of the provisions of the 2005 Plan, as amended and restated. This summary is qualified in its entirety by the full text of the Amended and Restated 2005 Plan, which is attached to this Proxy Statement as Appendix B.

Eligibility

Our associates and non-employee directors are eligible for selection by the LDC Committee to receive awards under the plan. As of March 1, 2013, there are approximately 17,800 individuals eligible for awards under the plan, including our seven executive officers and nine non-employee directors.

Administration

The Amended and Restated 2005 Plan will continue to be administered by the LDC Committee, but our full Board of Directors may at any time act on behalf of the LDC Committee. Subject to the terms of the plan, the LDC Committee has the discretion to determine the terms of each award. The LDC Committee may delegate to one or more of our officers the authority to grant awards to participants who are not directors or executive officers, within parameters specified by the LDC Committee.

Permissible Awards

The Amended and Restated 2005 Plan authorizes the grant of awards in any of the following forms:

•

Options to purchase shares of common stock, which may be nonqualified stock options or incentive stock options (“ISOs”). The exercise price of an option granted under the plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the plan will have a term of not more than ten years.

•

SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the SAR. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the plan will have a term of not more than ten years.

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the LDC Committee.

•

Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the LDC Committee.

•

Deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, which may be with or without any additional vesting or performance restrictions.

•

Performance awards, which may be performance shares (denominated in shares of stock) or performance units (denominated in cash) and which, in either case, are contingent upon performance-based vesting conditions.

•	Other stock-based awards in the discretion of the LDC Committee, including unrestricted stock grants.

•	Cash-based awards.

All awards will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the LDC Committee. Dividend equivalent rights, which entitle the participant to payments in cash or shares of common stock calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be generally granted with respect to awards. However, options and SARs may not provide for dividends or dividend equivalent rights.

Shares Available and Limitations on Awards

When adopted in 2008, there were 255 million shares authorized for grant under the 2005 Plan. As of March 1, 2013, an aggregate of approximately 154.1 million shares remain available for future grant. As noted above, we are not requesting approval of additional shares under the Amended and Restated 2005 Plan. Subject to the anti-dilution adjustment

The Home Depot 2013 Proxy Statement	23

APPROVAL OF THE AMENDED AND RESTATED 2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 5 ON THE PROXY CARD)

provisions of the plan, (a) no more than 50 million shares of the total share reserve may be issued upon exercise of ISOs; (b) no one participant may be granted awards representing more than 1 million shares in any one calendar year; (c) no one participant may be granted cash-denominated performance units in excess of $5 million in any one calendar year; and (d) the maximum dollar value of awards that may be granted to any non-employee director in any one calendar year is $500,000.

Share Counting

As noted above, the plan uses a fungible share pool under which each stock option and SAR counts against the share reserve on a one-for-one basis, and each full-value award that is settled in stock counts against the plan share reserve as 2.11 shares for each share covered by such award. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the plan. In addition, to the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve performance goals, the unissued shares originally subject to the award will become available for future grants of awards under the plan.

The plan specifies that the following shares of common stock may not again be made available for issuance as awards under the plan: (a) shares of common stock not issued or delivered as a result of the net settlement of an outstanding option or SAR, (b) shares tendered or withheld to pay the exercise price or base price an outstanding option or SAR or in satisfaction of tax withholding obligations, or (c) shares repurchased on the open market with the proceeds of the exercise price of an option.

Repricing Prohibited

Without the prior approval of our shareholders, (a) the option exercise price or the base price of a SAR may not be reduced, directly or indirectly; (b) an option or SAR may not be cancelled in exchange for cash, other awards or options or SARs with an option exercise price or base price that is less than the option exercise price or base price of the original award; and (c) we may not repurchase an option or SAR for value if the current fair market value of the shares underlying the option or SAR is lower than the option exercise price or base price per share of the original award.

Deductibility under Section 162(m)

The Amended and Restated 2005 Plan is designed so that grants of options and SARs under the plan, and other awards that are conditioned on performance goals as described below, may be excluded from the $1 million deduction limit under Internal Revenue Code Section 162(m). While the LDC Committee believes it is important to preserve the deductibility of compensation under Section 162(m) generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance, and the Board and the LDC Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Objectives

The LDC Committee may designate any award as a qualified performance-based award in order to make the award deductible without regard to the $1 million deduction limit under Section 162(m). If an award other than an option or SAR is so designated, the LDC Committee must establish objectively determinable performance goals for the award. Performance goals for such awards will be based on one or more of the following criteria, which performance goals may be expressed in terms of Company-wide objectives or objectives that are related to the performance of the individual participant, subsidiary, division, department or function within the Company or subsidiary in which the participant is employed:

Financial Return Metrics:

•	Return on equity
•	Return on capital
•	Return on assets
•	Return on investment
•	Return on invested capital
•	Other financial return ratios

Earnings Metrics:

•	Earnings per share (including variants such as diluted earnings per share)
•	Total earnings
•	Earnings growth
•	Earnings before taxes
•	Earnings before interest and taxes
•	Earnings before interest, taxes, depreciation and amortization
•	Operating profit
•	Net earnings
•	Other earnings measures/ratios

24	The Home Depot 2013 Proxy Statement

APPROVAL OF THE AMENDED AND RESTATED 2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 5 ON THE PROXY CARD)

Sales Metrics:

•	Sales
•	Sales growth
•	Comparable store sales
•	Sales per square foot
•	Average ticket sales
•	Sales per operating store

Stock Price Metrics:

•	Increase in the fair market value of the shares
•	Share price (including but not limited to growth measures and total shareholder return)

Cash Flow Metrics:

•	Cash flow (including but not limited to operating cash flow and free cash flow)
•	Cash flow return on investment (which equals net cash flow divided by total capital)

Store Metrics:

•	Inventory shrinkage goals
•	Stocking and other labor hours goals
•	Store payroll goals
•	Markdown goals
•	Workers compensation goals

Balance Sheet Metrics:

•	Inventory
•	Inventory turns
•	Receivables turnover
•	Internal rate of return
•	Increase in net present value or expense targets

Other Strategic Metrics:

•	Gross margin
•	Gross margin return on investment
•	Market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas
•	Economic value added (EVA)
•	Operating cost management targets
•	“Employer of Choice” or similar survey results
•	Customer satisfaction surveys
•	Diversity goals
•	Attrition improvements
•	Safety record goals
•	Timely and successful completion of key corporate projects
•	Productivity improvements

Performance goals with respect to the above-listed business criteria may be specified in absolute or relative terms, as well as measured relative to the performance of a group of comparator companies or by a financial market index, as the LDC Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). The LDC Committee may provide in any qualified performance-based award, at the time the performance objectives are established, that any evaluation of performance will exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period.

Anti-Dilution Adjustments

In the event of an equity restructuring that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately, and the LDC Committee must make such adjustments to the plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Transferability

Except as provided in the following sentence, no award under the Amended and Restated 2005 Plan may be transferred by a participant other than by will or the laws of descent and distribution. An award agreement (other than for an ISO) may allow limited transfers to certain family members or affiliated entities, other than transfers for value.

Amendment

The Amended and Restated 2005 Plan may be amended by the Board, but without further approval by our shareholders, no amendment may increase the limitations on the number of shares that may be issued under the plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of any securities exchange or other applicable laws, policies or regulations.

Termination

Subject to shareholder approval on May 23, 2013, the Amended and Restated 2005 Plan will terminate on

The Home Depot 2013 Proxy Statement	25

APPROVAL OF THE AMENDED AND RESTATED 2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 5 ON THE PROXY CARD)

May 23, 2023, the tenth anniversary of the date it is approved by shareholders, and no award will be granted under the Amended and Restated 2005 Plan after that date.

CERTAIN FEDERAL TAX EFFECTS

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the Amended and Restated 2005 Plan and the subsequent sale of common stock acquired under the plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws and regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Options/SARs

A participant will not recognize income at the time a nonqualified stock option or SAR is granted. Upon exercise, the participant will recognize ordinary income equal to the difference between the option exercise price or base price of the SARs and the fair market value of the shares on the date of exercise. Any appreciation (or depreciation) in the value of the acquired shares after the date of exercise generally will be treated as capital gain (or loss) when the shares are sold.

ISOs

A participant will not recognize taxable income upon the grant or exercise of an ISO. If the shares acquired upon exercise of an ISO are held for the longer of two years after the grant date or one year after exercise (the ISO holding period), then upon the sale of the shares any amount realized in excess of the option exercise price generally will be taxed to the participant as long-term capital gain. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the ISO holding period, the participant generally will recognize ordinary income in the year of disposition equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the date of grant, the participant will not recognize income at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock).

Stock Units

A participant generally will not recognize taxable income at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date.

Cash-Based Awards

A participant generally will not recognize income at the time a cash-based award is granted (for example, when performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received.

Company Tax Deduction

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will generally be entitled to a corresponding federal income tax deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m).

26	The Home Depot 2013 Proxy Statement

APPROVAL OF THE AMENDED AND RESTATED 2005 OMNIBUS STOCK INCENTIVE PLAN

(ITEM 5 ON THE PROXY CARD)

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

Awards under the Amended and Restated 2005 Plan are at the discretion of the LDC Committee. Accordingly, future awards under the Amended and Restated 2005 Plan are not determinable.

As of March 1, 2013, approximately 57.0 million shares had been issued under the 2005 Plan or remained subject to outstanding awards under the 2005 Plan. The table below shows the number of shares issued, or subject to outstanding awards, under the 2005 Plan to the named executive officers and the other individuals and groups indicated. The closing price of our common stock on March 1, 2013 was $69.03 per share.

Name and Position	Service-Based Full Value Awards(1)	Performance-Based Full Value Awards(2)	Stock Options
	Number of Shares (#)	Number of Shares (#)	Number of Shares (#)
Francis S. Blake Chief Executive Officer & Chairman	185,949	812,083	1,994,856

Carol B. Tomé Chief Financial Officer & Executive Vice President – Corporate Services	272,542	314,614	912,075

Craig A. Menear Executive Vice President – Merchandising	109,349	219,011	717,016

Marvin R. Ellison Executive Vice President – U.S. Stores	147,130	198,819	651,535

Matthew A. Carey Executive Vice President & Chief Information Officer	215,982	130,048	563,955

All Executive Officers as a Group	1,041,167	1,858,058	5,364,453

All Employees as a Group (including all Officers who are not Executive Officers)	34,059,960	2,090,392	11,957,471

All Non-Employee Directors as a Group	557,064	—	54,000

(1)

Service-based full value awards include: (i) restricted stock awards; (ii) deferred stock awards and dividend equivalent units on those awards granted to non-U.S. associates; and (iii) deferred share awards and dividend equivalent units on those awards granted to non-employee directors.

(2)

Performance-based full value awards include: (i) performance-based restricted stock; and (ii) performance shares and dividend equivalent units granted on those awards. Unvested performance share awards are shown at target.

If this proposal is not approved, the LDC Committee will continue to make grants under the 2005 Plan until its current expiration date, May 26, 2015.

WE RECOMMEND THAT YOU VOTE “FOR”

THE APPROVAL OF THE HOME DEPOT, INC.

AMENDED AND RESTATED 2005 OMNIBUS STOCK INCENTIVE PLAN

The Home Depot 2013 Proxy Statement	27

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

(ITEM 6 ON THE PROXY CARD)

Benedictine Sisters, Boerne, Texas, located at 285 Oblate Drive, San Antonio, Texas 78216, are the beneficial owners of more than $2,000 in shares of the Company’s common stock and have submitted the following resolution as lead proponent along with other co-proponents:

WHEREAS: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe that companies with good EEO records have a competitive advantage in recruiting/retaining employees. We believe Home Depot customers are increasingly diverse. A diverse work force is more likely to anticipate and respond effectively to consumer demand.

EEO practices have economic relevance. Home Depot annually files an EEO-1 report with the Equal Employment Opportunity Commission. This information could be made available to shareholders at a minimal additional cost. In 2001, Home Depot began providing EEO information to investors upon request. Since then, Home Depot reversed policy on disclosure of this information.

Allegations of discrimination in the workplace burden shareholders with costly litigation or fines which can damage a company’s reputation.

Home Depot has paid out more than $100 million to settle discrimination lawsuits in the last 16 years. The most costly EEOC settlement was $87 million in 1997. In 2004, Home Depot agreed to pay $5.5 million to settle charges of class-wide gender, race and national origin discrimination at 30 Colorado stores. In 2006, Home Depot paid $125,000 to settle a racial harassment and retaliation lawsuit that alleged Home Depot subjected a former lumberman/forklift operator to a racially hostile work environment and fired him in retaliation for complaining. In 2009, Home Depot paid $84,750 to settle retaliation charges related to a 2004 discrimination suit. In 2012, Home Depot paid $100,000 to settle a disability discrimination lawsuit filed by EEOC charging failure to provide reasonable accommodation for a worker diagnosed with cancer.

RESOLVED: Shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2013, including the following:

1. A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;

2. A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized;

3. A description of policies and programs oriented toward increasing diversity in the workplace.

SUPPORTING STATEMENT:

In 2009, the U.S. Equal Employment Opportunity Commission reported “racial minorities comprised 34.6% of the private industry workforce, but just 11.7% of executives and managers. Likewise, women represented 48.0% of the workforce, but just 28.7% of executives and managers. Employment and advancement barriers persist.”

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission that “public disclosure of diversity data – specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers.” Home Depot has demonstrated leadership on many corporate social responsibility issues. We ask the company to again demonstrate leadership in diversity by committing to EEO disclosure.

28	The Home Depot 2013 Proxy Statement

RESPONSE TO PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company have rejected this proposal at eleven previous annual meetings. One of the Company’s core values is Respect for All People, and we are committed to diversity and equal opportunity. This commitment is evidenced by: (1) the Company’s U.S. Division Diversity and Inclusion Council, which focuses on best practices and strategies that advance diversity and inclusion in our stores; (2) a team of associates led by our Vice President – Talent Management and Diversity who provides focused leadership in developing an inclusive work environment in which all associates are valued, respected and supported to do their best work; and (3) a hotline to promote the anonymous reporting of concerns regarding the Company’s Business Code of Conduct and Ethics. The Company’s commitment to diversity is further evidenced through affirmative action programs covering all U.S. associates.

In March 2013, the Company published a Diversity and Inclusion report that illustrates our commitment and highlights the diversity of our associates and our efforts to create an environment where people are valued and respected for their unique perspectives and contributions. The report is available on the Company’s website at https://corporate.homedepot.com/Associates/Documents/THD_Diversity_Report.PDF. In addition, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year. The Company does not believe adoption of this proposal would enhance its commitment to equal opportunity in any meaningful way.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

The Home Depot 2013 Proxy Statement	29

SHAREHOLDER PROPOSAL REGARDING STORMWATER MANAGEMENT POLICY

(ITEM 7 ON THE PROXY CARD)

Mr. David Brook is the beneficial owner of more than $2,000 in shares of the Company’s common stock and has submitted the following resolution. The Company will provide the proponent’s address promptly upon receipt of an oral or written request.

REDUCING ENVIRONMENTAL HARM AND INCREASING PROFITABILITY BY CONTROLLING CONTAMINATED STORMWATER RUNOFF

Home Depot has made a commitment to operating in an environmentally responsible fashion. Through its environmental principles Home Depot works to reduce waste, increase recycling, source products responsibly, transport goods more efficiently and reduce its environmental impact.

Water pollution creates adverse impacts to the environment, since it harms the streams and rivers that people and wildlife rely upon for enjoyment and survival. Home Depot sells lawn and garden chemicals, which contain chemical fertilizers and herbicides designed to promote growth and to kill weeds and insect pests. These chemicals if released to streams cause harm in the form of increased nutrient loading and adverse impacts to fish and other aquatic organisms. Home Depot also operates equipment rental centers which wash returned equipment.

Home Depot displays some of its products where they are exposed to rain and the elements. Accidents happen and broken bags or bottles of lawn and garden fertilizers and chemicals when exposed to precipitation cause the release of these chemicals to the environment. Home Depot also washes some returned rental equipment and if the drains below these washing locations are not connected to sanitary sewers, this operation can also cause environmental discharges and harm.

State and Federal Environmental Agencies have implemented laws and programs to control the discharge of contaminated stormwater runoff. These programs focus on the establishment of Best Management Practices as the means to prevent and minimize stormwater pollution. Non-compliance can result in penalties assessed for violations and Home Depot has already paid penalties in one state for alleged non-compliance.

Home Depot has no written policy for the control of contaminated stormwater which originates from its 2,248 stores and warehouses. Home Depot needs to establish a formal written policy, since it will save money on the loss of rain damaged products, reduce waste disposal costs, reduce contaminated runoff, reduce environmental harm, reduce the potential for fines by regulatory agencies for the discharge of chemical contaminants and it will increase profitability.

Therefore, Be It Resolved, the Shareholders of Home Depot request the Board establish a written Stormwater Management Policy, applicable to all locations, including warehouses, which will:

•

Identify all sources of operations for which Home Depot may generate contaminated stormwater, including trucking operations, lawn and garden chemicals, tool rental and other storage of all vulnerable chemical products, and,

•

Prepare and publish, at reasonable cost, excluding proprietary information, a stormwater management status report by September 2013, from all Home Depot locations, addressing all chemical product storage, transportation, rental and other potential sources of contaminated stormwater runoff which are presently and/or could be exposed to precipitations events or discharge, and then,

•

Implement Best Management Practices or comparable prevention practices for all potential materials and operational sources of contaminated stormwater which either prevents such runoff, by eliminating the storage of contaminating products where they are subject to precipitation or runoff or minimizes the potential for such contaminated runoff.

I, therefore, urge Shareholders to vote FOR this proposal.

30	The Home Depot 2013 Proxy Statement

RESPONSE TO PROPOSAL REGARDING STORMWATER MANAGEMENT POLICY

The Company recommends that you vote against this shareholder proposal. Shareholders of the Company overwhelmingly rejected this proposal at the 2012 annual meeting, with less than 4% voting in favor of the proposal. The Company has a strong commitment to environmental stewardship. We maintain a website (http://corporate.homedepot.com/corporateresponsibility/environment) that outlines the Company’s environmental and sustainability initiatives. The Company is vigilant about compliance with all applicable environmental laws and regulations and updates its environmental compliance policies, practices and procedures as applicable laws and regulations change. As part of our commitment to the environment and the communities in which we operate, we often go beyond what the law technically requires.

The Company has a comprehensive program to address environmental issues, including stormwater management, that is incorporated into the written standard operating procedures (“SOPs”) that govern how our associates do their jobs on a day-to-day basis. The SOPs and related checklists are tailored to specific store departments and other areas of operations, including the Garden Center, Tool Rental, Receiving and the parking lot and front apron of the store. This program includes procedures for identifying hazardous materials sold or used in the Company’s operations, handling damaged containers or spilled hazardous materials, preventing stormwater contamination and, if necessary, remediation of spills. We believe that incorporating our environmental compliance policies and procedures into our SOPs and making them part of the daily operation of our stores and facilities is the most effective way to implement them. This year, as an additional measure, the Company enhanced its outdoor product placement plan and related procedures to emphasize the need to store fertilizer under cover or in a manner that protects it from environmental exposure and damage.

We believe that our existing policies and procedures address the concerns raised by the proponent, and in fact are more effective than a separate standalone policy because they are integrated into our daily operations.

WE RECOMMEND THAT YOU

VOTE “AGAINST” THE ADOPTION OF

THIS SHAREHOLDER PROPOSAL.

The Home Depot 2013 Proxy Statement	31

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2012 EXECUTIVE COMPENSATION REPORT CARD: THE HOME DEPOT PAYS FOR PERFORMANCE

Our executive compensation program aligns pay with performance. Specifically, approximately 88.5% of our CEO’s target compensation for Fiscal 2012 (approximately 79.6% on average for our other named executive officers, or “NEOs”) was tied to the achievement of corporate performance objectives and share price performance. The components of total target compensation for Fiscal 2012 were:

All components of the program other than base salary and SECP were at risk and contingent upon the achievement of performance goals or the performance of our stock:

Fiscal 2012 Performance Measures				Fiscal 2012 Company Performance	Fiscal 2012 Executive Compensation Results
Management Incentive Plan (“MIP”): • Sales, operating profit and inventory turns measures – operating profit threshold level must be met for any MIP payout to occur ($ billions):

Exceeded target levels for each of sales, operating profit and inventory turns goals:

•  Sales of $74.75 billion

•  Operating profit of $7.91 billion (as adjusted for charges related to the closing of our China stores)

•  Inventory turns of 4.47 times

Target Payout Levels:

•  MIP payout levels are determined as a percentage of base salary, with a target level payout of 200% of base salary for the CEO, 125% for the CFO and 100% for other NEOs.

Actual MIP Payout:

	Threshold	Target	Maximum
Sales (40%)	$69.54	$73.20	$95.15		NEO	Performance as a % of Target	MIP Amount
Operating Profit (40%)	$6.56	$7.29	$9.48
Inventory Turns (20%)	3.98	4.42	5.30		F. Blake	117%	$2,499,386
					C. Tomé	117%	$1,428,765
					C. Menear	124%	$929,195
					M. Ellison	124%	$864,943
					M. Carey	117%	$773,731
Performance-Based Restricted Stock: • Operating profit – restricted stock forfeited if Fiscal 2012 operating profit is not at least 80% of MIP target (at least $5.83 billion)				Operating profit of $7.91 billion (as adjusted for charges related to the closing of our China stores) exceeded the 80% threshold	Shares of restricted stock were not forfeited, and will vest 50% after 30 months and 50% after 60 months from grant date.
Fiscal 2012-2014 Performance Share Award: • Three-year average return on invested capital (“ROIC”) and operating profit ($ billions):

As of the end of Fiscal 2012:

•  ROIC of 15.8%, as adjusted for share repurchases and dividend increases in accordance with the terms of the award

•  Operating profit of $7.91 billion (as adjusted for charges related to the closing of our China stores)

					Shares are received following the end of the three-year performance period, if and to the extent the performance measures are met.
	Threshold	Target	Maximum
Three-Year Average ROIC (50%)	12.1%	15.1%	18.1%
Three-Year Average Operating Profit (50%)	$6.29	$7.87	$9.44
Payout as a Percent of Target	25%	100%	200%
Stock Options: • Stock price performance – grant with exercise price of $49.79 made on March 21, 2012				• 50% increase in stock price in Fiscal 2012 • One-year Total Shareholder Return (“TSR”) of 53.3% compared to the one-year TSR for the S&P 500® Index of 17.6%	• At the end of Fiscal 2012, options were in-the-money by $17.51 per share. • Options vest 25% on the second, third, fourth and fifth anniversaries of the grant date.

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Fiscal 2012 Company Business Objectives and Performance

Our strategic framework focuses on four core principles aimed at driving shareholder return and a sustainable competitive advantage:

•	Passion for customer service;

•	Being the product authority for home improvement;

•	Disciplined capital allocation driving productivity and efficiency; and

•	Interconnected retail, aimed at delivering a best-in-class, multichannel retail experience, allowing customers to buy how, when and where they want.

By executing against the strategic initiatives that support these principles, our business again performed well in an economic environment that remained challenging despite some indications of improvement in the housing market. Highlights of the Company’s Fiscal 2012 performance include the following:

•	Increased net sales by 6.2% to $74.8 billion;

•	Increased operating income by 16.6% to $7.8 billion (not including adjustments);

•	Increased inventory turns from 4.3 times to 4.5 times;

•	Increased diluted earnings per share by 21.5% to $3.00;

•	Generated $7.0 billion in operating cash flow; and

•	Increased return on invested capital (“ROIC”) from 14.9% to 17.0% (not including adjustments for share repurchases and dividend increases).

As a result of our significant cash flow from operations and disciplined capital allocation, we were also able to return value to our shareholders through a 50% increase in our stock price, $1.7 billion in dividends, and $4.0 billion in share repurchases during Fiscal 2012.

Compensation Philosophy and Objectives: Pay for Performance

We designed our compensation program with the intent to align pay with performance. By doing so, we seek to enhance associate performance and morale, which drives superior customer service. This philosophy applies to the compensation programs for all of our associates. Aligning pay with performance motivates our associates to achieve our performance goals, which we believe creates long-term shareholder value.

The principal elements of our compensation program for executive officers are base salary, annual incentives, long-term incentives and benefit programs. The amount of incentive compensation paid, if any, is determined by our performance against our Fiscal 2012 business plan, a plan intended to be challenging in light of prevailing economic conditions, yet attainable through disciplined execution of our strategic initiatives.

The following features of our compensation program for executive officers illustrate our philosophy of making compensation performance-based:

•	100% of annual incentive compensation under our Fiscal 2012 Management Incentive Plan (“MIP”) was tied to performance against pre-established specific, measurable financial performance goals;

•

25% of Fiscal 2012 equity compensation was in the form of a three-year performance share award with payout contingent on achieving pre-established average ROIC and operating profit targets over the three-year performance period;

•

Our performance-based restricted stock awards, which comprised 37.5% of Fiscal 2012 equity compensation, were forfeitable if operating profit for the year of grant had been less than 80% of the MIP target. Dividends on performance-based restricted stock grants are accrued and not paid out to executive officers unless and until the performance goal is met;

•	Approximately 88.5% of our CEO’s total target compensation was tied to the achievement of corporate performance objectives and share price performance; and

•

We do not provide tax reimbursements, also known as “gross-ups,” to executive officers; we have limited perquisites; and we do not have any supplemental executive retirement plans (“SERPs”), defined benefit pension plans, guaranteed salary increases or guaranteed bonuses.

In addition, in mid-2012, the Company adopted a policy that prohibits all associates and directors from entering into hedging or monetization transactions designed to limit the financial risk of ownership of Company stock.

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EXECUTIVE COMPENSATION

Non-management associates participate in our Success Sharing bonus program, which provides semi-annual cash awards for performance against our business plan, including sales plan and productivity goals. In addition, these associates are eligible to earn awards for superior performance and customer service at the individual, store, regional and divisional levels.

Impact of Fiscal 2012 Business Results on Executive Compensation

The compensation earned by our named executive officers in Fiscal 2012 reflects our corporate performance for the fiscal year, as well as the impact of the challenging economy:

•

The LDC Committee approved salary increases for the named executive officers based on its assessment of individual performance and other factors, as discussed in more detail below, although our CEO again declined any increase in his base salary, and therefore it remained the same as his Fiscal 2010 base salary;

•	Reflecting our execution against our business plan and strategic initiatives, our MIP paid out in excess of the target performance level;

•	The performance condition on the performance-based restricted stock granted in Fiscal 2012 was satisfied, although the shares still remain subject to service-based vesting requirements; and

•

The named executive officers earned approximately 132% of their 2010-2012 performance share award because we achieved average ROIC and operating profit over the three-year performance period of 12.8% and $6.74 billion, respectively, reflecting performance in excess of the target level for each metric.

Fiscal 2012 Non-Management Compensation

Compensation of our non-management associates in Fiscal 2012 aligned with our philosophy of taking care of our store associates and motivating superior customer service. Due to the outstanding performance of our non-management associates in Fiscal 2012, we made substantial payouts under our Success Sharing program, with 100% and 99% of stores qualifying for Success Sharing in the first and second halves of Fiscal 2012, respectively. This resulted in total Success Sharing bonus payments to our non-management associates of approximately $195 million for Fiscal 2012 performance. We also provided a 2.5% merit increase budget for our associates in Fiscal 2012, and we continued to make matching contributions under the FutureBuilder 401(k) Plan and to provide a variety of recognition and teambuilding awards to recognize and reward top performing store associates and support store morale, which drives customer service.

Key Compensation Program Changes for Fiscal 2013

To further align pay with performance, the LDC Committee has approved several changes in the executive compensation program for Fiscal 2013:

•	The performance hurdle for the performance-based restricted stock granted in Fiscal 2013 has been increased to 90% of the MIP operating profit target (from the previous 80%).

•

The mix of equity compensation has been changed for Fiscal 2013 to one-third performance shares, one-third performance-based restricted stock and one-third options (from the prior 25%, 37.5% and 37.5%, respectively).

•	The Supplemental Executive Choice Program (“SECP”), described in more detail under “Perquisites” below, has been eliminated starting in 2013.

•

As described in Proposal 5 above, in connection with the adoption of the Amended and Restated 2005 Plan, the LDC Committee adopted a new form of equity award agreement that eliminates the accelerated vesting of equity triggered solely by a change in control of the Company.

Opportunity for Shareholder Feedback

The LDC Committee carefully considers feedback from our shareholders regarding executive compensation matters. Shareholders are invited to express their views or concerns directly to the LDC Committee or the Board in the manner described above under “Communicating with the Board” on page 7 of this Proxy Statement.

Named Executive Officers

Our named executive officers for Fiscal 2012 were:

•	Francis S. Blake, Chairman and Chief Executive Officer (“CEO”);

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•	Carol B. Tomé, Chief Financial Officer and Executive Vice President – Corporate Services (“CFO”);

•	Craig A. Menear, Executive Vice President – Merchandising;

•	Marvin R. Ellison, Executive Vice President – U.S. Stores; and

•	Matthew A. Carey, Executive Vice President and Chief Information Officer.

The named executive officers (other than the CEO) all report directly to the CEO.

COMPENSATION DETERMINATION PROCESS

Role of LDC Committee

The LDC Committee determines the compensation of our named executive officers other than the CEO. Although it may delegate its responsibilities to subcommittees, the LDC Committee did not delegate any of its authority with respect to the compensation of any executive officer for Fiscal 2012. The LDC Committee makes recommendations regarding CEO compensation, but all decisions with respect to the compensation of the CEO are made by the independent members of the Board, who include all Board members other than the CEO.

Role of Executive Officers in Compensation Decisions

The Executive Vice President – Human Resources (“EVP-HR”) makes recommendations to the LDC Committee as to the amount and form of executive compensation for executive officers other than the CEO and himself. Recommendations as to the amount and form of CEO compensation are made by the LDC Committee’s independent compensation consultant. The CEO has input on the recommendations to the LDC Committee with respect to the compensation of all of our executive officers (other than himself). At the request of the LDC Committee, both the EVP-HR and the CEO regularly attend LDC Committee meetings, excluding executive sessions where their respective compensation and other matters are discussed.

Compensation Consultant

In February 2012, the LDC Committee engaged Pay Governance LLC as its independent compensation consultant for Fiscal 2012 to provide research, market data, survey information and design expertise in developing executive and director compensation programs. Pay Governance provides consulting services solely to compensation committees.

A representative of Pay Governance attended LDC Committee meetings in Fiscal 2012 and advised the LDC Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to the Company’s executive officers. The compensation consultant reports directly to the LDC Committee, and the LDC Committee is free to replace the consultant or hire additional consultants or advisers at any time.

Pursuant to the independent compensation consultant policy adopted by the LDC Committee, its compensation consultant provides services solely to the LDC Committee and is prohibited from providing services or products of any kind to the Company. Further, affiliates of its compensation consultant may not receive payments from the Company that would exceed 2% of the consolidated gross revenues of the compensation consultant and its affiliates during any year. Pay Governance provided services solely to the LDC Committee in Fiscal 2012, and none of its affiliates provided any services to the Company. In addition, under the independent compensation consultant policy, the LDC Committee assessed Pay Governance’s independence and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC rules. Based on that assessment, including review of a letter from Pay Governance addressing each of those factors, the LDC Committee determined that Pay Governance was independent and that its work did not raise any conflict of interest.

Benchmarking

We do not target any specific peer group percentile ranking for total compensation or any particular component of compensation for our named executive officers. The LDC Committee considers each executive’s compensation history and peer group market position as reference points in awarding annual compensation. For our CEO, the LDC Committee considered data from the Fortune 50 companies, excluding certain financial services companies due to their unique compensation structure.1 This data was provided to us by Pay Governance from the Towers Watson Executive

1 The excluded companies were American International Group, Inc., Bank of America Corporation, Berkshire Hathaway Inc., Citigroup Inc., Fannie Mae, Freddie Mac, the Goldman Sachs Group, Inc., JP Morgan Chase & Co., State Farm and Wells Fargo & Company.

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EXECUTIVE COMPENSATION

Compensation Database. For our CEO, the LDC Committee also used retail peer data provided by Pay Governance. This peer group, which is listed below, consists of retailers with revenues greater than $10 billion and reflects companies in the retail industry with whom we compete for executive talent.

Retail Peer Group
AutoNation, Inc.	Office Depot, Inc.
Best Buy Co., Inc.	Penske Automotive Group, Inc.
Costco Wholesale Corporation	Rite Aid Corp.
CVS Caremark Corp.	Safeway, Inc.
Dollar General Corporation	Sears Holding Corporation
Gap Inc.	Staples, Inc.
Genuine Parts Company	SuperValu Inc.
J. C. Penney Company, Inc.	Target Corporation
Kohl’s Corporation	The Kroger Co.
Limited Brands, Inc.	TJX Companies Inc.
Lowe’s Companies, Inc.	Walgreen Co.
Macy’s, Inc.	Wal-Mart Stores, Inc.
Nordstrom, Inc.	Whole Foods Market, Inc.

Our revenues and our CEO’s target total compensation ranked at the following percentiles compared to each of these peer groups:

Category	Percentile Rank
	Fortune 50	Retail Peers
Company Revenue(1)	37%	80%

CEO Target Total Compensation	20%	73%

(1)	Based on fiscal 2011 revenue as reported in SEC filings.

For our CFO, the LDC Committee considered data from the Fortune 50 companies provided to us by Hewitt Associates. The LDC Committee uses the Fortune 50 data for the CEO and CFO positions because the Fortune 50 represents companies of size similar to us with whom we compete for executive talent.

For our other named executive officers, the LDC Committee considers data from the Hay Group’s Retail Executive and Management Total Remuneration Survey, which provides information and comparisons on compensation for executive and industry specific positions at the corporate and division level of retail companies. This survey data helps the LDC Committee understand the competitive market for the industry in which the Company principally competes for retail-specific talent and for customers.

Mitigating Compensation Risk

In November 2012, the LDC Committee undertook a broad-based review and risk assessment of the Company’s compensation policies and practices for its associates. Based on that assessment, the LDC Committee determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, management and the LDC Committee evaluated each key element of our compensation plans and practices for our executive officers and associates against the following factors identified as part of our risk assessment process:

•	Performance/payment time horizons are appropriate and not overweight in short-term incentives;

•

The relationship between the incremental achievement levels and corresponding payouts in our incentive plans is appropriate, and all incentives, other than equity incentives that are tied to growth in our share price, have payout caps;

•	Programs employ a reasonable mix of performance metrics and are not concentrated on a single metric;

•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;

•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds;

•

Equity for officers is paid in a balanced mix of performance-based restricted stock, performance shares and stock options; other associates receive equity in the form of service-based restricted stock;

•	Bonus and equity awards to executive officers are subject to a recoupment policy, as described below on page 41, to discourage manipulation of incentive program elements; and

•	Stock ownership guidelines are in place to further align the interests of shareholders and executive officers, as described below on page 41.

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At our annual meeting of shareholders on May 17, 2012, over 98% of the shares voted were voted in support of the compensation of the Company’s

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named executive officers. Since then, as part of our regular interaction with our largest shareholders, we have continued to request input on our compensation practices. In considering the results of the 2012 advisory vote on executive compensation and feedback from these shareholders, the LDC Committee concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong shareholder support and therefore determined to maintain the current compensation structure, with the few changes discussed above for Fiscal 2013.

At our 2011 annual meeting, our shareholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our Board. Consistent with this preference, the Board implemented an annual advisory vote on executive compensation until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s annual meeting of shareholders in 2017.

ELEMENTS OF OUR COMPENSATION PROGRAMS

The principal elements of our compensation programs are discussed below.

Base Salaries

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team. Base salaries for our named executive officers are reviewed and generally adjusted annually based on a comprehensive management assessment process. In January 2012, based upon a review of competitive market data, the Company’s high level of performance in Fiscal 2011 despite challenging economic conditions, and assessments of anticipated economic conditions in Fiscal 2012, the LDC Committee approved a Company-wide 2.5% merit increase budget.

In establishing the actual base salaries for the named executive officers for Fiscal 2012, the LDC Committee considered total compensation, scope of responsibilities, performance over the previous year, experience, internal pay equity, potential to assume additional responsibilities, and the competitive marketplace. As a result of this assessment, the named executive officers other than the CEO received annual salary increases in April 2012 ranging from 3.2% to 4.5%, as set forth below. Mr. Blake again declined any increase in base salary. His salary, therefore, remained unchanged from Fiscal 2010. Mr. Blake’s base salary falls below the 50th percentile for the retail peer group and below the 25th percentile for the Fortune 50 peer group.

Name	2012 Base Salary	2011 Base Salary	Percent Increase
Francis S. Blake	$1,066,000	$1,066,000	0.0%

Carol B. Tomé	$ 975,000	$ 945,000	3.2%

Craig A. Menear	$ 752,000	$ 723,000	4.0%

Marvin R. Ellison	$ 700,000	$ 670,000	4.5%

Matthew A. Carey	$ 660,000	$ 634,000	4.1%

Annual Incentive

All named executive officers participate in the MIP, our cash-based annual incentive plan. The Fiscal 2012 MIP payout was contingent on the achievement of financial performance goals set by the LDC Committee at the beginning of the Fiscal 2012 performance period. The LDC Committee bases the payout on achievement of financial metrics to more directly align MIP goals with shareholder value creation and achievement of the Company’s business plan.

Performance Goals. Set forth below are the MIP financial performance measures and the threshold, target and maximum Company achievement levels selected by the LDC Committee for Fiscal 2012 (dollars in billions):

Fiscal 2012 Performance Measures
Measure	Weighting	Threshold			Target	Maximum
		Goal	% of Target	% of Target Payout	Goal	Goal	% of Target	% of Target Payout
Sales	40%	$69.54	95%	10%	$73.20	$95.15	130%	250%

Operating Profit	40%	$ 6.56	90%	10%	$ 7.29	$ 9.48	130%	200%

Inventory Turns	20%	3.98	90%	10%	4.42	5.30	120%	250%

The operating profit threshold must be met for any MIP payout to occur. The relative weighting among the goals was determined by the LDC Committee with input from the CEO and the EVP-HR to reflect the Company’s priorities for Fiscal 2012. The LDC Committee aligned the weighting of the sales and operating profit goals to emphasize top line sales growth balanced with the Company’s continued focus on profitability as a means to drive bottom line results for shareholders. The pre-established definitions of sales and operating profit under the MIP provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of

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EXECUTIVE COMPENSATION

$1 billion or more and, for operating profit, nonrecurring charges and write-offs exceeding $50 million in the aggregate for specified types of strategic restructuring transactions in Fiscal 2012. The LDC Committee adopted these definitions for plan purposes because it believes these types of strategic decisions support the long-term best interests of the Company and should not adversely affect incentive opportunities.

For achieving the target level of performance for the Fiscal 2012 MIP, executive officers receive 100% payout. The target performance level was consistent with our 2012 business plan and the forecast disclosed at the beginning of Fiscal 2012. For Fiscal 2012, the LDC Committee set the threshold performance levels at 95%, 90% and 90% of the performance targets for the sales, operating profit and inventory measures, respectively. The threshold performance level encourages incremental performance even when achievement of the target appears to be unlikely. The change in the threshold performance levels (which had been set at prior year actual results for the 2011 MIP) was designed to moderate the steep payout curve between threshold and target performance and thereby discourage excess risk taking to achieve a payout. At the same time, the LDC Committee lowered the threshold payout to 10% of target, commensurate with the lower threshold performance level.

The LDC Committee also maintained the payout for maximum achievement at 250% of target for the sales and inventory turns goals and 200% of target for the operating profit goal and set the maximum performance goals at levels that require extraordinary performance. The maximum performance level rewards participants for above-target performance while at the same time capping payouts to avoid windfalls due to a better than expected external environment.

The Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of financial goals between the various levels. The LDC Committee does not have discretion to increase the MIP payout earned by a named executive officer, but it may decrease the payout even if the performance goals are achieved.

The annual target payout levels are determined as a percentage of base salary: 200% for the CEO, 125% for the CFO and 100% for the other NEOs. For Messrs. Blake and Carey and Ms. Tomé, payouts for achievement of the performance goals were based on overall Company performance. For Messrs. Menear and Ellison, payouts were based upon performance of the portion of the Company’s business for which they were accountable. The specific performance levels for the portions of the Company’s business for which Messrs. Menear and Ellison were responsible are not critical to an understanding of the Company’s compensation program, and we do not believe disclosure of this information would be meaningful to shareholders since it would not be apparent how this information correlates to our consolidated financial statements.

MIP Results.    For Fiscal 2012, for purposes of determining the achievement of MIP awards, sales were $74.75 billion, operating profit was $7.91 billion and inventory turns were 4.47 times, exceeding the target level for each of the Company’s performance goals. Pursuant to the pre-established definition of operating profit under the MIP, operating profit was adjusted by $145 million, reflecting the charges incurred in connection with the closing of seven of the Company’s stores in China in Fiscal 2012 due to the Company’s change in strategy with respect to the China market. Actual operating profit without this adjustment was $7.77 billion, which also exceeded the target performance level for operating profit under the MIP.

Based on performance in Fiscal 2012 against the performance goals, the following were the target and actual MIP awards for Fiscal 2012 for each of the named executive officers:

Name	At Target Performance		At Actual Performance
	% of Base Salary	Dollar Amount	% of Base Salary	Dollar Amount
Francis S. Blake	200%	$2,132,000	234%	$2,499,386

Carol B. Tomé	125%	$1,218,750	147%	$1,428,765

Craig A. Menear	100%	$ 752,000	124%	$ 929,195

Marvin R. Ellison	100%	$ 700,000	124%	$ 864,943

Matthew A. Carey	100%	$ 660,000	117%	$ 773,731

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Long-Term Incentives

For Fiscal 2012, we awarded the named executive officers annual long-term incentives consisting of the following:

Award Type	% of Total 2012 Long- Term Incentives
Performance Shares	25%
Stock Options	37.5%
Performance-Based Restricted Stock	37.5%

The LDC Committee believed that this mix of equity components provided an appropriate balance of mid- and long-term performance measures and retention incentive, without promoting excessive risk-taking. The LDC Committee also believed that the mix was consistent with its focus on pay for performance and alignment with longer-term shareholder interests. The total value of awards granted was determined by the LDC Committee after considering the value of equity grants of officers with similar responsibilities at peer group companies described under “Benchmarking” in the “Compensation Determination Process” section above and individual performance relating to financial management, leadership, talent management and operational effectiveness, as well as retention risk. Mr. Blake again declined any increase in his total equity value. His equity award value, therefore, remained unchanged from Fiscal 2010. For Fiscal 2012, the annual equity award for the CEO at the target level was 657% of base salary. For the other named executive officers, the target equity value ranged from 288% to 357% of base salary.

Performance Shares. The Fiscal 2012-2014 performance share award provides for the grant of shares of our common stock at the end of a three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2012-2014 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	12.1%	15.1%	18.1%
Three-Year Average Operating Profit	$6.29	$7.87	$9.44
Percent of Target Payout	25%	100%	200%

For results between these levels, the number of shares is determined by interpolation. There is no payout for results below the threshold level. Each performance measure is separately determined and equally weighted. The pre-established definition of operating profit provides for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and non-recurring charges and write-offs exceeding $50 million in the aggregate in any one fiscal year for specified types of strategic restructuring transactions. The pre-established definition of ROIC (a measure of after-tax operating income over the average of beginning and ending equity and long-term debt for the fiscal year) provides for adjustments for share repurchase activity, dividend increases above a specified level and the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

In Fiscal 2011 and the fiscal year ended January 30, 2011 (“Fiscal 2010”), the LDC Committee also granted performance share awards that were structured similarly to the Fiscal 2012-2014 award. The Fiscal 2011-2013 and Fiscal 2010-2012 awards each provide for the grant of shares of our common stock at the end of the respective three-year period based on the achievement of average ROIC and operating profit goals over that period, as follows (dollars in billions):

Fiscal 2011-2013 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	10.9%	13.6%	16.3%
Three-Year Average Operating Profit	$5.56	$6.95	$8.34
Percent of Target Payout	25%	100%	200%

Fiscal 2010-2012 Performance Shares	Threshold	Target	Maximum
Three-Year Average ROIC	9.8%	12.2%	14.6%
Three-Year Average Operating Profit	$4.99	$6.24	$7.49
Percent of Target Payout	25%	100%	200%

Operating profit and ROIC are defined in the same manner as under the Fiscal 2012-2014 award. Dividend equivalents accrue on the performance share awards (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned.

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EXECUTIVE COMPENSATION

The performance period for the Fiscal 2010-2012 performance share awards ended on February 3, 2013. Over the three-year period, the Company achieved an average ROIC of 12.8% and average operating profit of $6.74 billion. As a result, the named executive officers earned approximately 132% of their 2010-2012 performance share award, reflecting performance in excess of the target level for each metric. Pursuant to the pre-established definitions of operating profit and ROIC, operating profit was adjusted by $145 million due to charges incurred in connection with the closing of the China stores, and ROIC was adjusted for share repurchases and dividend increases above the dividend level at the time the award was granted. Average ROIC and operating profit over the three-year period without the adjustments were 14.9% and $6.76 billion, respectively. The named executive officers earned the following shares under the award, which include reinvested accrued dividends:

Name	Value at Date of Grant(1) (3/24/2010)	Shares Earned at End of Performance Period	Value at End of Performance Period(2) (2/3/2013)
Francis S. Blake	$1,749,999	76,539	$5,151,075
Carol B. Tomé	$ 749,986	32,801	$2,207,507
Craig A. Menear	$ 524,974	22,960	$1,545,208
Marvin R. Ellison	$ 524,974	22,960	$1,545,208
Matthew A. Carey	$ 374,977	16,400	$1,103,720

(1)	Reflects the grant date fair value.

(2)	Reflects the value based upon the closing stock price of $67.30 on February 1, 2013.

Stock Options.    In Fiscal 2012, we granted stock options with an exercise price equal to the fair market value of our stock, which is defined as the market closing price on the date of grant. Options vest 25% on each of the second, third, fourth and fifth anniversaries of the grant date. Option re-pricing is expressly prohibited by our 2005 Plan without shareholder approval.

Performance-Based Restricted Stock.    In Fiscal 2012, we granted performance-based restricted stock awards that were forfeitable if operating profit was less than 80% of the MIP target for Fiscal 2012. The performance goal was met at the end of Fiscal 2012. As a result, the restricted stock will vest 50% on each of the 30 and 60 month anniversaries of the grant date. Dividends on the restricted stock awards were accrued and not paid out unless the performance goal was met. Once the performance goal is met, dividends are then paid currently on the shares of restricted stock.

Deferred Compensation Plans

In addition to the FutureBuilder 401(k) Plan (a broad-based tax-qualified plan), we have two nonqualified deferred compensation plans for our management and highly compensated associates, including executive officers:

•	The Deferred Compensation Plan for Officers (solely funded by the individuals who participate in the plan); and

•

The FutureBuilder Restoration Plan (the “Restoration Plan”), which provides a Company matching contribution equal to 3.5% of the amount of salary and annual cash incentive earned by a management-level associate in excess of the IRS limits for tax-qualified plans, payable in shares of common stock of the Company upon retirement or other employment termination.

The plans are designed to permit participants to accumulate income for retirement and other personal financial goals. The Deferred Compensation Plan for Officers and the Restoration Plan are described in the notes to the “Nonqualified Deferred Compensation for Fiscal 2012” table on page 53. Deferred compensation arrangements are common executive programs, and we believe that these arrangements help us in the recruitment and retention of executive talent; however, we do not view nonqualified deferred compensation as a significant element of our compensation programs. None of these plans provides above-market or preferential returns.

Perquisites

We do not view perquisites as a significant element of our compensation program. We do not provide tax reimbursements, or “gross-ups,” on perquisites.

•

Our named executive officers participated in the SECP, which for Fiscal 2012 provided an allowance of $125,000 on a calendar year basis for the CEO and $85,000 for the other NEOs. Each executive could use his or her allowance to pay for financial planning services, medical services or expenses, automobile and related expenses, life and disability insurance, excess personal liability coverage, and/

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or to contribute to a retiree health savings plan, up to a maximum of $25,000 for any one category. We discontinued this program starting in 2013.

•

Our named executive officers participate in a death-benefit-only program, under which they are entitled to a $400,000 benefit upon death if they are employed by the Company at that time. In addition, the benefit is continued for life for executive officers with ten years of service with the Company. Currently, Mr. Blake, Ms. Tomé, Mr. Menear and Mr. Ellison have met this service requirement and are entitled to lifetime death benefit coverage. In Fiscal 2009, we discontinued this benefit for any new executive officers.

•

The Company permits Mr. Blake to travel by Company aircraft, including travel for personal reasons, and we also permit non-business use of Company aircraft by other named executive officers on a more limited basis.

Other Benefits

Our named executive officers have the option to participate in various employee benefit programs, including medical, dental, disability and life insurance benefit programs. These benefit programs are generally available to all associates. We also provide all associates, including our named executive officers, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our Amended and Restated Employee Stock Purchase Plan (the “ESPP”), a nondiscriminatory, tax-qualified plan. All associates, including our named executive officers, are also eligible to participate in our charitable matching gift program through the Home Depot Foundation.

MANAGEMENT OF COMPENSATION-RELATED RISK

We employ a number of mechanisms to mitigate the chance of our compensation programs encouraging excessive risk-taking, including those described below.

Annual Risk Assessment

As discussed above under “Mitigating Compensation Risk” on page 36, our LDC Committee undertakes an annual review and risk assessment of our compensation policies and practices.

Compensation Recoupment Policy

Pursuant to the executive compensation clawback policy set forth in our Corporate Governance Guidelines, if the Board determines that any bonus, incentive payment, equity award or other compensation awarded to or received by an executive officer was based on any financial results or operating metrics that were achieved as a result of that officer’s knowing or intentional fraudulent or illegal conduct, we will seek to recover from the officer such compensation (in whole or in part) as the Board deems appropriate under the circumstances and as permitted by law.

Stock Ownership and Retention Guidelines

Our Executive Stock Ownership and Retention Guidelines require our named executive officers to hold shares of common stock with a value equal to the specified multiples of base salary indicated below. This program assists in focusing executives on long-term success and shareholder value. Shares owned outright, restricted stock and shares acquired pursuant to the ESPP, the FutureBuilder 401(k) Plan and the Restoration Plan are counted towards this requirement. Unearned performance shares are not counted toward this requirement. Newly hired and promoted executives have four years to satisfy the requirements.

As of March 1, 2013, all of our named executive officers complied with the stock ownership and retention guidelines and held the following multiples of base salary (rounded to the nearest whole multiple):

Name	Multiple of Base Salary
	Current Ownership	Guideline
Francis S. Blake	46x	6x
Carol B. Tomé	45x	4x
Craig A. Menear	14x	4x
Marvin R. Ellison	23x	4x
Matthew A. Carey	12x	4x

Anti-Hedging Policy

Effective August 1, 2012, the Company adopted a policy that prohibits all associates and directors from entering into hedging or monetization transactions designed to limit the financial risk of ownership of Company stock. These include prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, as well as speculative transactions in derivatives of the Company’s securities, such as puts, calls, options (other than those granted under a Company compensation plan) or other derivatives.

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EXECUTIVE COMPENSATION

Equity Grant Procedures

Company-wide equity grants, including equity grants to named executive officers, are awarded annually effective as of the date of the March meeting of the LDC Committee, which is generally scheduled at least a year in advance. Throughout the year, equity awards are made to new hires, promoted employees, and, in rare circumstances, as a reward for exceptional performance. In all cases, the effective grant date for these mid-year awards is the date of the next regularly scheduled quarterly LDC Committee meeting. The exercise price of each of our stock option grants is the market closing price on the effective grant date.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have a limited severance arrangement with Ms. Tomé. When Ms. Tomé’s employment arrangement was adopted in 2001, the severance provisions reflected the terms provided to our other executives at that time and were consistent with the terms provided in the competitive market for executive talent. This severance arrangement is discussed below under “Potential Payments Upon Termination or Change in Control—Termination Without Cause or For Good Reason” on page 54. We do not have a severance arrangement with our CEO or any of our other NEOs.

We do not have any change in control agreements with our executives. However, our equity awards granted prior to Fiscal 2013, including those granted to the named executive officers, provide for accelerated vesting on a change in control. This type of vesting can be an effective means to retain associates through completion of a value-creating transaction, especially for more senior executives for whom equity represents a significant portion of total compensation. In the event the value of such accelerated vesting constitutes an “excess parachute payment,” the executive would be subject to a 20% excise tax on such amount, and the amount would not be tax deductible by the Company. In Fiscal 2013, in connection with the adoption of the Amended and Restated 2005 Plan described in Proposal 5 above, the LDC Committee adopted a new form of equity award agreement, effective for awards granted in Fiscal 2013, that eliminate this accelerated vesting of equity triggered solely by a change in control of the Company.

TAX DEDUCTIBILITY CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated executive officers of a public company, other than the chief financial officer. The limitation does not apply to compensation based on achievement of pre-established performance goals if certain requirements are met. Our 2005 Plan, and the stock options, performance-based restricted stock, and performance shares granted under this plan, as well as the annual cash incentive award under the MIP, are intended to permit such awards to qualify as performance-based compensation to maximize the tax deductibility of these awards. However, the LDC Committee reserves the discretion to award compensation that is not exempt from the deduction limits of Section 162(m).

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SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during the last three fiscal years paid to or earned by the Company’s (1) CEO, (2) CFO and (3) the three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2012 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2) (3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4) (5)	Total ($)
Francis S. Blake	2012	1,086,500	—	4,591,142	2,624,997	2,499,386	—	291,889	11,093,914
Chief Executive	2011	1,066,000	—	4,477,108	2,624,997	2,385,516	—	241,332	10,794,953
Officer & Chairman	2010	1,056,538	—	4,374,997	2,624,996	2,154,453	—	241,687	10,452,671

Carol B. Tomé	2012	986,250	—	2,074,472	1,162,498	1,428,765	—	115,972	5,767,957
Chief Financial Officer &	2011	942,692	—	2,002,252	1,162,500	1,321,712	—	187,659	5,616,815
Executive Vice President -	2010	929,231	—	1,874,980	1,124,998	1,181,059	—	243,246	5,353,514
Corporate Services

Craig A. Menear	2012	759,211	—	1,634,265	937,496	929,195	—	77,700	4,337,867
Executive Vice President -	2011	718,154	—	1,438,983	843,748	810,577	—	115,014	3,926,476
Merchandising	2010	695,769	—	1,312,451	787,499	688,472	—	137,852	3,622,043

Marvin R. Ellison	2012	705,961	—	1,641,095	937,496	864,943	—	97,396	4,246,891
Executive Vice President -	2011	665,385	—	1,442,624	843,748	751,157	—	111,447	3,814,361
U.S. Stores	2010	644,231	—	1,312,451	787,499	637,474	—	106,186	3,487,841

Matthew A. Carey	2012	666,192	—	1,261,505	712,495	773,731	—	41,388	3,455,311
Executive Vice President &	2011	629,615	—	1,128,189	656,249	709,389	—	100,681	3,224,123
Chief Information Officer	2010	611,538	—	937,474	562,499	621,477	—	125,948	2,858,936

(1)

Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of payroll periods and the timing of changes in base salary, which typically occur in April. In addition, Fiscal 2012 contained 53 weeks, compared to 52 weeks in Fiscal 2011 and 2010, so Fiscal 2012 salary amounts include one more week of pay than Fiscal 2011 and 2010.

(2)

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in Fiscal 2012, Fiscal 2011 and Fiscal 2010 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K as filed with the SEC on March 28, 2013 (the “2012 Form 10-K”). The valuation of restricted stock awards is based on the closing stock price on the grant date. There were no equity award forfeitures by the named executive officers during Fiscal 2012.

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EXECUTIVE COMPENSATION

(3)

Amounts reflect the grant date fair value of performance share and performance-based restricted stock awards granted to named executive officers during Fiscal 2012, Fiscal 2011 and Fiscal 2010, plus the value of share equivalents under the Restoration Plan in Fiscal 2012 and Fiscal 2011, as set forth in the table below. Fiscal 2012 contributions to the Restoration Plan reflect contributions for two plan years, since the January 31, 2012 and January 31, 2013 allocation dates both fell within Fiscal 2012. No contributions to the Restoration Plan are shown for Fiscal 2010 because the January 31, 2011 allocation date fell within Fiscal 2011.

Name	Grant Date Fair Value for Performance Shares ($)			Grant Date Fair Value for Performance-Based Restricted Stock ($)			Value of Share Equivalents Under Restoration Plan ($)
	Fiscal 2012	Fiscal 2011	Fiscal 2010	Fiscal 2012	Fiscal 2011	Fiscal 2010	Fiscal 2012	Fiscal 2011	Fiscal 2010
Francis S. Blake	1,749,969	1,749,997	1,749,999	2,624,979	2,624,995	2,624,998	216,194	102,116	—
Carol B. Tomé	774,981	774,989	749,986	1,162,497	1,162,465	1,124,995	136,994	64,798	—
Craig A. Menear	624,964	562,483	524,974	937,496	843,725	787,477	71,805	32,775	—
Marvin R. Ellison	624,964	562,483	524,974	937,496	843,725	787,477	78,635	36,416	—
Matthew A. Carey	474,997	437,499	374,977	712,495	656,230	562,497	74,013	34,460	—

The grant date fair value of the performance shares reflected in the table above is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For all performance-based awards other than the performance shares granted in Fiscal 2012, Fiscal 2011 and Fiscal 2010, this value is the same as the value calculated assuming the maximum level of performance under the awards. The value of the performance share awards granted in Fiscal 2012, Fiscal 2011 and Fiscal 2010 as of the grant date, assuming that the maximum level of the performance goals will be achieved, is as follows for each of the named executive officers:

Name	Value of Performance Shares Assuming Maximum Performance ($)
	Fiscal 2012	Fiscal 2011	Fiscal 2010
Francis S. Blake	3,499,938	3,499,993	3,499,997
Carol B. Tomé	1,549,963	1,549,978	1,499,971
Craig A. Menear	1,249,928	1,124,966	1,049,948
Marvin R. Ellison	1,249,928	1,124,966	1,049,948
Matthew A. Carey	949,993	874,998	749,953

(4)

Incremental cost of perquisites is based on actual cost to the Company. The incremental cost of personal use of Company aircraft is based on the average direct cost of use per hour, which includes fuel, maintenance, crew travel and lodging expense, landing and parking fees, engine restoration cost and any lost tax deduction in connection with personal use. Any applicable deadhead flights are allocated to the named executive officers. No incremental cost for personal use of the Company aircraft was attributed to a named executive officer where the plane was already traveling to the destination for business reasons. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, depreciation, hangar rent and insurance. In addition to the incremental cost of personal aircraft use reported in the All Other Compensation column and in footnote 5 below, we also impute taxable income to the named executive officers for any personal aircraft use in accordance with Internal Revenue Service regulations. We do not provide tax reimbursements, or “gross-ups,” on these amounts.

(5)

The following identifies the perquisites and other compensation for Fiscal 2012 that are required to be quantified by SEC rules. The SECP provides that participants may allocate their annual allowance to pay for financial planning services, medical services or expenses, automobile and related expenses, life and disability insurance, excess personal liability coverage, and coverage under a retiree health savings plan, with a maximum allocation of $25,000 for any one category. In Fiscal 2012, each of the named executive officers allocated a

44	The Home Depot 2013 Proxy Statement

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portion of his or her allowance to every category, except that Ms. Tomé did not select any allocation for medical services or expenses and Mr. Ellison did not select disability insurance. Amounts received by the named executive officers under the SECP in Fiscal 2012 are set forth below. As noted above in the Compensation Discussion and Analysis, the SECP has been discontinued beginning in 2013. In addition, the Company made matching contributions to charitable organizations on behalf of each of the named executive officers, as shown below. Other perquisites and personal benefits for Fiscal 2012 were long-term disability and accidental death insurance premiums, nominal gifts from an executive business conference, personal use of Company tickets to entertainment events for Mr. Carey, security for Mr. Blake, and incremental amounts accrued during Fiscal 2012 under the death-benefit-only program. For Fiscal 2012, the accrued amounts under the death-benefit-only program for Messrs. Blake and Ellison were $104,993 and $40,126 respectively, reflecting the fact that both reached their tenth year of service with the Company in Fiscal 2012 and, as a result, the program now provides them with a lifetime benefit. We do not provide tax gross-ups on any of these perquisites or personal benefits.

Name	SECP ($)	Use of Airplane ($)	Matching Charitable Contributions ($)
Francis S. Blake	74,418	92,007	10,000

Carol B. Tomé	35,000	27,696	37,304

Craig A. Menear	35,000	—	25,000

Marvin R. Ellison	40,000	415	4,990

Matthew A. Carey	19,654	4,106	580

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EXECUTIVE COMPENSATION

MATERIAL TERMS OF NAMED EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

This section describes employment arrangements in effect for the named executive officers during Fiscal 2012. All of these arrangements are “at-will” arrangements set forth in the offer letters provided to the named executive officers at the time of hire or promotion, as applicable. These offer letters have no set duration and consequently no renewal or extension provisions. The offer letters are all filed as exhibits to the 2012 Form 10-K.

The offer letters state each named executive officer’s initial base salary and annual MIP target as a percentage of base salary, payout of which is subject to the achievement of pre-established goals. Both the base salary and MIP target are subject to adjustment upon future review by the LDC Committee, or independent members of the Board in the case of Mr. Blake. The Fiscal 2012 base salary and MIP target as a percentage of base salary for each named executive officer are set forth above in the Compensation Discussion and Analysis. In addition, the offer letters provide that each of the named executive officers is eligible to receive benefits available to all salaried associates and to participate in the Company’s executive officer programs, including the (a) death-benefit-only insurance program, (b) SECP and (c) Restoration Plan. As noted above in the Compensation Discussion and Analysis, the SECP has been discontinued beginning in 2013. Any provisions in the letters regarding termination of employment are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 54.

Mr. Blake’s letter also states that the Company has requested that he travel by Company aircraft. However, to the extent Mr. Blake or his family uses Company aircraft for personal reasons, the Company will not provide a tax gross-up for any imputed compensation.

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EXECUTIVE COMPENSATION

FISCAL 2012 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the plan-based awards granted to named executive officers pursuant to Company plans during Fiscal 2012.

FISCAL 2012 GRANTS OF PLAN-BASED AWARDS(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(3)	Approval Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards(4) ($)
Francis S. Blake
Performance Shares	3/21/2012	2/23/2012	—	—	—	4,393	35,147	70,294	—	—	—	1,749,969
Annual Stock Grant	3/21/2012	2/23/2012	—	—	—	—	52,721	—	—	—	—	2,624,979
Annual Option Grant	3/21/2012	2/23/2012	—	—	—	—	—	—	—	266,768	49.79	2,624,997
2012 MIP(2)	2/23/2012	2/23/2012	85,280	2,132,000	4,903,600	—	—	—	—	—	—	—
Carol B. Tomé
Performance Shares	3/21/2012	2/23/2012	—	—	—	1,945	15,565	31,130	—	—	—	774,981
Annual Stock Grant	3/21/2012	2/23/2012	—	—	—	—	23,348	—	—	—	—	1,162,497
Annual Option Grant	3/21/2012	2/23/2012	—	—	—	—	—	—	—	118,140	49.79	1,162,498
2012 MIP(2)	2/23/2012	2/23/2012	48,750	1,218,750	2,803,125	—	—	—	—	—	—	—
Craig A. Menear
Performance Shares	3/21/2012	2/23/2012	—	—	—	1,569	12,552	25,104	—	—	—	624,964
Annual Stock Grant	3/21/2012	2/23/2012	—	—	—	—	18,829	—	—	—	—	937,496
Annual Option Grant	3/21/2012	2/23/2012	—	—	—	—	—	—	—	95,274	49.79	937,496
2012 MIP(2)	2/23/2012	2/23/2012	30,080	752,000	1,729,600	—	—	—	—	—	—	—
Marvin R. Ellison
Performance Shares	3/21/2012	2/23/2012	—	—	—	1,569	12,552	25,104	—	—	—	624,964
Annual Stock Grant	3/21/2012	2/23/2012	—	—	—	—	18,829	—	—	—	—	937,496
Annual Option Grant	3/21/2012	2/23/2012	—	—	—	—	—	—	—	95,274	49.79	937,496
2012 MIP(2)	2/23/2012	2/23/2012	28,000	700,000	1,610,000	—	—	—	—	—	—	—
Matthew A. Carey
Performance Shares	3/21/2012	2/23/2012	—	—	—	1,192	9,540	19,080	—	—	—	474,997
Annual Stock Grant	3/21/2012	2/23/2012	—	—	—	—	14,310	—	—	—	—	712,495
Annual Option Grant	3/21/2012	2/23/2012	—	—	—	—	—	—	—	72,408	49.79	712,495
2012 MIP(2)	2/23/2012	2/23/2012	26,400	660,000	1,518,000	—	—	—	—	—	—	—

(1)	All awards were granted under the 2005 Plan, other than MIP awards, which were granted under the MIP.

(2)

The Fiscal 2012 MIP is based on achievement of pre-established performance goals as described in the Compensation Discussion and Analysis. The amount in the “Threshold” column for the 2012 MIP reflects the minimum possible payout based upon assumed achievement of the threshold performance levels as discussed below under “Terms of Plan-Based Awards Granted to the Named Executive Officers for Fiscal 2012 – 2012 MIP.”

(3)

Awards under the 2005 Plan were approved at the February 23, 2012 meeting of the LDC Committee (or by the independent Board members on that date for the CEO) but were effective as of March 21, 2012. See discussion under “Equity Grant Procedures” on page 42 in the Compensation Discussion and Analysis above.

(4)

Amounts represent the grant date fair value of awards granted in Fiscal 2012 computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are set forth in Note 1 to the Company’s consolidated financial statements as filed with the SEC in the 2012 Form 10-K. The valuation of restricted stock awards is based on the closing stock price on the grant date. There were no equity award forfeitures by the named executive officers during Fiscal 2012.

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EXECUTIVE COMPENSATION

TERMS OF PLAN-BASED AWARDS GRANTED TO NAMED EXECUTIVE OFFICERS FOR FISCAL 2012

The LDC Committee approved the Fiscal 2012 annual grants of performance shares, performance-based restricted stock and stock options under the 2005 Plan for the named executive officers other than Mr. Blake. Mr. Blake’s awards were approved by the independent members of the Board.

Performance Shares

For Fiscal 2012, 25% of the equity compensation provided to named executive officers was in the form of performance shares. The terms and conditions of the awards are described under “Long-Term Incentives” in the Compensation Discussion and Analysis above. In the event of death, disability or retirement at or after age 60 with at least five years of continuous service (“retirement”), the executive or his or her estate will be entitled to receive any performance shares ultimately earned, and in the event of death or disability before retirement, a pro rata portion of any shares ultimately earned. Because Mr. Blake has reached age 60 and has more than five years of service, he is “retirement eligible,” and his performance share award is non-forfeitable, although payout is based on achievement of the performance goals. Upon a change in control, the executive would be entitled to a pro rata portion of performance shares based on actual performance for the portion of the performance period before a change in control, plus a pro rata portion of the target performance shares for the portion of the performance period after a change in control. Dividend equivalents accrue on performance share awards (as reinvested shares) and are paid upon the payout of the award based on the actual number of shares earned.

Annual Stock Grants

For Fiscal 2012, 37.5% of the equity compensation provided to named executive officers was in the form of performance-based restricted stock, which was forfeitable if operating profit was less than 80% of the MIP target for Fiscal 2012. If the performance target is met, as it was for Fiscal 2012, the awards are then subject to time-based vesting. The annual restricted stock grants vest 50% on each of the 30th month and 60th month anniversaries of the grant date, subject to continued employment through the vesting date, or, if sooner, upon change in control or termination due to death or disability. In addition, if the performance target is met, the restricted stock becomes non-forfeitable once the executive reaches retirement eligibility but is not transferable before the time-based vesting dates. Mr. Blake’s award became non-forfeitable when the performance condition was met for Fiscal 2012 because he was retirement eligible at that time. Dividends on the restricted stock are accrued (as cash dividends) and not paid out to executive officers unless the performance target is met. Once the performance target is met, dividends are then paid currently on the shares of restricted stock.

Annual Stock Option Grants

For Fiscal 2012, 37.5% of the equity compensation provided to named executive officers was in the form of nonqualified stock options. The stock option awards vest 25% per year on the second, third, fourth and fifth anniversaries of the grant date, or, if sooner, on termination due to death or disability or upon a change in control. In addition, the stock option awards become non-forfeitable once the executive becomes retirement eligible but are not exercisable before the time-based vesting dates. Generally, stock options may be exercised, once vested, over the remainder of the ten-year option term. Mr. Blake’s option award is non-forfeitable because he is retirement eligible but is not exercisable until the time-based vesting dates.

2012 MIP

Each of the named executive officers participated in the Fiscal 2012 MIP, the Company’s annual cash-based incentive plan. The Fiscal 2012 MIP payout was based upon achievement of pre-established financial performance goals, as described above in the Compensation Discussion and Analysis. The pre-established definitions of the sales and operating profit goals provided for adjustments for the impact of acquisitions or dispositions of businesses with annualized sales of $1 billion or more and, for operating profit, nonrecurring charges and write-offs in Fiscal 2012 exceeding $50 million in the aggregate for specified types of strategic restructuring transactions. The LDC Committee believes that these types of strategic actions support the long-term best interests of the Company and adopted these definitions for plan purposes so that such strategic actions do not adversely affect incentive opportunities. As noted above in the Compensation Discussion and Analysis, for Fiscal 2012, operating profit as defined under the MIP was adjusted by $145 million, reflecting the charges incurred in connection with the closing of the Company’s stores in China.

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The Committee approved threshold, target and maximum payout levels for Fiscal 2012 for the named executive officers under the MIP. The threshold, target and maximum potential payouts under the MIP for the named executive officers reflect the following percentages of base salary at the end of Fiscal 2012:

Name	Percentage of Base Salary
	Threshold	Target	Maximum
Francis S. Blake	8%	200%	460.0%

Carol B. Tomé	5%	125%	287.5%

Craig A. Menear	4%	100%	230.0%

Marvin R. Ellison	4%	100%	230.0%

Matthew A. Carey	4%	100%	230.0%

Because the operating profit threshold must be met for any payout to occur, the threshold percentage above reflects the minimum possible payout based upon assumed achievement of that threshold. The actual amounts earned based on achievement of Fiscal 2012 MIP performance goals are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards as of the end of Fiscal 2012 granted to the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Francis S. Blake	50,000	—	—	36.50	3/16/2014	32,137(2)	2,162,820	76,539(3)	5,151,075
	63,000	—	—	37.70	3/22/2015	23,371(2)	1,572,868	99,719(3)	6,711,089
	446,292	148,764(1)	—	26.84	3/18/2018	41,252(2)	2,776,260	71,366(3)	4,802,932
	194,465	194,465(1)	—	23.28	3/24/2019	52,721(2)	3,548,123	—	—
	97,772	293,318(1)	—	32.32	3/23/2020	—	—	—	—
	—	353,012(1)	—	36.62	3/22/2021	—	—	—	—
	—	266,768(1)	—	49.79	3/20/2022	—	—	—	—

Carol B. Tomé	82,859	—	—	38.74	3/20/2017	6,000(2)	403,800	32,801(3)	2,207,507
	160,207	53,403(1)	—	26.84	3/18/2018	6,000(2)	403,800	44,161(3)	2,972,035
	86,761	86,761(1)	—	23.28	3/24/2019	6,000(2)	403,800	31,604(3)	2,126,949
	41,902	125,708(1)	—	32.32	3/23/2020	30,000(2)	2,019,000	—	—
	—	156,334(1)	—	36.62	3/22/2021	25,000(2)	1,682,500	—	—
	—	118,140(1)	—	49.79	3/20/2022	25,000(2)	1,682,500	—	—
	—	—	—	—	—	25,000(2)	1,682,500	—	—
	—	—	—	—	—	20,000(2)	1,346,000	—	—
	—	—	—	—	—	26,080(2)	1,755,184	—	—
	—	—	—	—	—	24,914(2)	1,676,712	—	—
	—	—	—	—	—	17,404(2)	1,171,289	—	—
	—	—	—	—	—	31,744(2)	2,136,371	—	—
	—	—	—	—	—	23,348(2)	1,571,320	—	—

Craig A. Menear	34,446	—	—	38.74	3/20/2017	2,500(2)	168,250	22,960(3)	1,545,208
	11,781	—	—	38.95	5/23/2017	5,000(2)	336,500	32,051(3)	2,157,032
	105,279	35,093(1)	—	26.84	3/18/2018	17,139(2)	1,153,455	25,487(3)	1,715,275
	67,995	22,666(1)	—	18.52	11/19/2018	16,323(2)	1,098,538	—	—
	56,843	56,844(1)	—	23.28	3/24/2019	12,183(2)	819,916	—	—
	29,331	87,996(1)	—	32.32	3/23/2020	23,040(2)	1,550,592	—	—
	—	113,468(1)	—	36.62	3/22/2021	18,829(2)	1,267,192	—	—
	—	95,274(1)		49.79	3/20/2022	—	—	—	—

Marvin R. Ellison	20,000	—	—	36.50	3/16/2014	2,500(2)	168,250	22,960(3)	1,545,208
	14,200	—	—	37.70	3/22/2015	4,000(2)	269,200	32,051(3)	2,157,032
	15,000	—	—	42.51	11/16/2015	15,000(2)	1,009,500	25,487(3)	1,715,275
	29,829	—	—	38.74	3/20/2017	9,314(2)	626,832	—	—
	—	19,073(1)	—	26.84	3/18/2018	6,749(2)	454,208	—	—
	22,665	22,666(1)	—	18.52	11/19/2018	16,323(2)	1,098,538	—	—
	—	56,844(1)	—	23.28	3/24/2019	12,183(2)	819,916	—	—
	—	87,996(1)	—	32.32	3/23/2020	23,040(2)	1,550,592	—	—
	—	113,468(1)	—	36.62	3/22/2021	18,829(2)	1,267,192	—	—
	—	95,274(1)	—	49.79	3/20/2022	—	—	—	—

Matthew A. Carey	117,870	58,930(1)	—	18.52	11/19/2018	12,027(2)	809,417	16,400(3)	1,103,720
	41,884	41,885(1)	—	23.28	3/24/2019	8,702(2)	585,645	24,929(3)	1,677,722
	20,951	62,854(1)	—	32.32	3/23/2020	17,920(2)	1,206,016	19,371(3)	1,303,668
	—	88,253(1)	—	36.62	3/22/2021	14,310(2)	963,063	—	—
	—	72,408(1)	—	49.79	3/20/2022	—	—	—	—

50	The Home Depot 2013 Proxy Statement

EXECUTIVE COMPENSATION

(1)	Unexercisable stock options as of the end of Fiscal 2012 for each named executive officer vest as follows:

Vesting Date	F. Blake	C. Tomé	C. Menear	M. Ellison	M. Carey

March 19, 2013	148,764	53,403	35,093	19,073	—

March 23, 2013	88,253	39,083	28,367	28,367	22,063

March 24, 2013	97,773	41,903	29,332	29,332	20,951

March 25, 2013	97,232	43,380	28,422	28,422	20,942

November 20, 2013	—	—	22,666	22,666	58,930

March 21, 2014	66,692	29,535	23,818	23,818	18,102

March 23, 2014	88,253	39,084	28,367	28,367	22,063

March 24, 2014	97,772	41,902	29,332	29,332	20,951

March 25, 2014	97,233	43,381	28,422	28,422	20,943

March 21, 2015	66,692	29,535	23,819	23,819	18,102

March 23, 2015	88,253	39,083	28,367	28,367	22,063

March 24, 2015	97,773	41,903	29,332	29,332	20,952

March 21, 2016	66,692	29,535	23,818	23,818	18,102

March 23, 2016	88,253	39,084	28,367	28,367	22,064

March 21, 2017	66,692	29,535	23,819	23,819	18,102

Total	1,256,327	540,346	411,341	395,321	324,330

(2)	Restricted stock as of the end of Fiscal 2012 for each named executive officer vests as follows:

Vesting Date	F. Blake		C. Tomé	C. Menear	M. Ellison	M. Carey

March 19, 2013	—		26,080	17,139	9,314	—

September 23, 2013	20,626	(a)	15,872	11,520	11,520	8,960

November 20, 2013	—		—	—	6,749	—

March 25, 2014	32,137	(a)	24,914	16,323	16,323	12,027

September 21, 2014	26,360		11,674	9,414	9,414	7,155

March 24, 2015	23,371	(a)	17,404	12,183	12,183	8,702

March 20, 2016	—		20,000	—	15,000	—

March 23, 2016	20,626	(a)	15,872	11,520	11,520	8,960

March 21, 2017	26,361		11,674	9,415	9,415	7,155

January 8, 2019	—		123,000	—	—	—

August 2, 2019	—		—	7,500	—	—

February 6, 2027	—		—	—	6,500	—

Total	149,481		266,490	95,014	107,938	52,959

(a)

These shares became nonforfeitable and are reflected net of withholding tax obligations incurred when the performance condition on the shares was met, but the shares remain restricted until the time-based vesting dates are reached.

(3)

The named executive officers’ performance share awards vest upon certification of earned amounts by the LDC Committee following the completion of the three-year performance periods ending February 3, 2013, February 2, 2014 and February 1, 2015. The vesting of the awards is based on achievement of pre-established average ROIC and operating profit goals, as described above in the Compensation Discussion and Analysis under “Long-Term Incentives—Performance Shares.” These performance share awards vest sooner in the event of a change in control of the Company. The number of shares vesting upon a change in control is determined based on actual results achieved through the date of the change in control, prorated based on the number of days in the performance period before the change in control, plus the target award amount, prorated based on the number of days in the performance period after the change in control. Dividend equivalents accrue on the performance shares (as reinvested shares) and will be paid upon the payout of the award based on the actual number of shares earned. For the Fiscal 2010-2012 award, the shares reported are the actual amount earned based on the performance level met as of February 3, 2013, as certified by the LDC Committee on February 28, 2013, and include dividend equivalents accrued on the award. For the Fiscal 2011-2013 award and the Fiscal 2012-2014 award, the reported number of shares includes dividend equivalents accrued through February 3,

The Home Depot 2013 Proxy Statement	51

EXECUTIVE COMPENSATION

2013 and assumes achievement of the maximum levels of performance, in accordance with SEC requirements. The reported value of the performance share awards is based on the closing stock price on February 1, 2013.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2012

The following table sets forth the options exercised and the shares of restricted stock that vested for the named executive officers during Fiscal 2012.

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2012
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting
Name	(#)	($)	(#)	($)

Francis S. Blake	420,000	2,737,854	148,988(1)	7,402,506

Carol B. Tomé	285,000	4,125,077	109,468	5,508,617

Craig A. Menear	62,050	1,235,663	58,340	2,952,796

Marvin R. Ellison	217,720	6,480,447	86,856	4,676,253

Matthew A. Carey	58,920	2,421,082	26,511	1,352,944

(1)

Includes 30,430 shares withheld to pay taxes on a performance-based restricted stock grant that became nonforfeitable on March 21, 2012 due to Mr. Blake being retirement eligible. The remaining shares under this grant continue to be restricted until the time-based vesting dates are reached.

52	The Home Depot 2013 Proxy Statement

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2012

The following table sets forth information regarding the participation of the named executive officers in the Company’s nonqualified deferred compensation plans for Fiscal 2012.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2012
	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Francis S. Blake Restoration Plan(5)	N/A	216,194	374,977	—	1,187,882

Carol B. Tomé Restoration Plan(5)	N/A	136,994	422,705	—	1,286,231

Craig A. Menear Deferred Compensation Plan For Officers(6) Restoration Plan(5)	202,644 N/A	— 71,805	51,672 148,029	— —	1,021,076 463,502

Marvin R. Ellison Deferred Compensation Plan For Officers(6) Restoration Plan(5)	— N/A	— 78,635	8,427 121,131	— —	56,679 389,046

Matthew A. Carey Restoration Plan(5)	N/A	74,013	42,485	—	159,750

(1)

Executive contributions represent deferral of base salary and incentive awards under the MIP during Fiscal 2012, which amounts are also disclosed in the Fiscal 2012 Salary column and the Fiscal 2011 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The Restoration Plan is non-elective, and the participants cannot make contributions to it.

(2)

All Company contributions to the Restoration Plan are included as compensation in the Stock Awards column of the Summary Compensation Table. The Company does not make contributions to the Deferred Compensation Plan for Officers. Fiscal 2012 contributions to the Restoration Plan reflect contributions for two plan years, since the January 31, 2012 and January 31, 2013 allocation dates both fell within Fiscal 2012.

(3)

Deferred Compensation Plan For Officers earnings represent notional returns on participant-selected investments. Restoration Plan earnings represent an increase in the value of the underlying Company stock during Fiscal 2012 plus dividends that are credited at the same rate, and at the same time, that dividends are paid to all shareholders.

(4)

For the Restoration Plan, amounts in the aggregate balance for Messrs. Blake, Menear, Ellison and Carey and Ms. Tomé of $432,871, $143,137, $116,105, $34,460 and $484,772, respectively, were previously reported in the Summary Compensation Table. For the Deferred Compensation Plan For Officers, $638,902 of the aggregate balance amount for Mr. Menear and $1,256 for Mr. Ellison were previously reported in the Summary Compensation Table.

(5)

The Restoration Plan, an unfunded, nonqualified deferred compensation plan, provides management-level associates with a benefit equal to the matching contributions that they would have received under the Company’s FutureBuilder 401(k) Plan if certain Internal Revenue Code limitations were not in place. On January 31st of each year, the plan makes an allocation to participant accounts in an amount equal to the participant’s taxable wages during the prior calendar year minus the Internal Revenue Code limit ($250,000 for 2012) multiplied by 3.5%. This amount is then converted to units representing shares of the Company’s common stock. Stock units credited to a participant’s account are also credited with dividend equivalents at the same time, and in the same amount, as dividends are paid to shareholders. Participant account balances vest at the same time their account in the Company’s tax-qualified FutureBuilder 401(k) Plan vests, which provides for 100% cliff vesting after three years of service. A participant’s vested account balance is payable in shares of common stock on retirement or other employment termination. In-service withdrawals are not permitted.

The Home Depot 2013 Proxy Statement	53

EXECUTIVE COMPENSATION

(6)

The Deferred Compensation Plan For Officers is an unfunded, nonqualified deferred compensation plan that allows officers and other highly compensated associates to defer payment of up to 50% of base salary and up to 100% of annual incentive compensation until retirement or other employment termination. The Company makes no contributions to the Deferred Compensation Plan For Officers. Participants may also elect an in-service distribution during a designated calendar year or upon a change in control. Payment is made, at the participant’s election, in a single sum or equal annual installment payments over a period of not less than ten years commencing at retirement after age 60 or one year thereafter, provided that distribution in a single sum is automatically made on termination for reasons other than retirement or disability. Participants elect to invest their account balances among an array of mutual funds, and notional earnings are credited to participant accounts based on fund returns. Accounts are 100% vested at all times.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination Without Cause or For Good Reason

Messrs. Blake, Menear, Ellison and Carey’s employment arrangements do not entitle them to any severance payments upon employment termination. They would, however, be entitled to any vested benefits under Company plans in which they participate.

The following table sets forth the estimated value of benefits that Ms. Tomé would be entitled to receive, assuming a termination of employment by the Company without cause or by Ms. Tomé for good reason as of February 3, 2013, the last day of Fiscal 2012. She would also be entitled to any vested benefits under Company plans in which she participates, including any vested amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 53 of this Proxy Statement. Ms. Tomé is not entitled to payment of any benefits upon termination for cause or resignation without good reason other than for accrued compensation earned prior to employment termination and any vested benefits under Company plans in which she participates.

TERMINATION BENEFITS
Value of Equity Awards
	Value of Salary	Vesting on
	Continuation	Termination	Total
Name	($)	($)	($)

Carol B. Tomé	1,950,000	17,112,467	19,062,467

Under Ms. Tomé’s employment arrangement, pursuant to provisions that were adopted in 2001, in the event her employment is terminated by the Company without cause, or by Ms. Tomé for good reason, the Company will continue to pay her base salary for 24 months in accordance with the Company’s normal payroll practices, subject to any delay necessary to comply with the requirements of Internal Revenue Code Section 409A. Also, vesting will be accelerated on her outstanding restricted stock and stock option awards that would otherwise have vested during the salary continuation period (331,671 options with an intrinsic value of $11,826,725 and 78,540 shares of restricted stock with an intrinsic value of $5,285,742 at the end of Fiscal 2012, based upon the closing stock price of $67.30 on February 1, 2013). Any unvested equity at the end of the salary continuation period will be forfeited.

Termination for cause by the Company under this arrangement generally means that the executive: (a) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, (b) has been convicted of a felony involving theft or moral turpitude, or (c) has violated Company policies. Termination of employment for good reason by the executive generally means the occurrence of certain events without the executive’s consent, including: (a) the assignment of a principal office outside of the Atlanta metropolitan area, (b) decrease in base salary or failure to pay the agreed-upon compensation, or (c) cessation of a direct reporting relationship to the CEO.

54	The Home Depot 2013 Proxy Statement

EXECUTIVE COMPENSATION

In exchange for the foregoing severance payments, Ms. Tomé agreed that during the term of her employment and for 24 months thereafter, she will not, without the prior written consent of the Company, be employed by or otherwise participate in the management of competitors of the Company. During the 36-month period following termination, she also agreed not to solicit any employee of the Company to accept a position with another entity. Each named executive officer is also subject to confidentiality restrictions on employment termination, and Messrs. Menear, Ellison and Carey are subject to non-competition and non-solicitation restrictions for 24 months and 36 months post-termination, respectively.

Change in Control

The Company does not maintain change in control agreements for its executives. However, equity awards made prior to Fiscal 2013 to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon a change in control of the Company. As noted above in Proposal 5, the LDC Committee adopted a new form of award agreement in February 2013 that no longer provides for automatic acceleration of vesting of awards solely upon a change in control. The following table sets forth the estimated value of benefits that the named executive officers would be entitled to receive due to accelerated vesting of outstanding awards assuming a change in control of the Company as of February 3, 2013. If Ms. Tomé’s employment is terminated in connection with a change in control, she would also be entitled to the termination benefits described in the preceding table.

CHANGE IN CONTROL BENEFITS
	Value of Restricted Stock and Option Awards	Value of Performance Shares	Total
Name	($)(1)	($)(2)	($)

Francis S. Blake	$50,401,124	$11,377,469	$61,778,593

Carol B. Tomé	$35,176,906	$4,964,856	$40,141,762

Craig A. Menear	$19,649,771	$3,634,806	$23,284,577

Marvin R. Ellison	$19,871,387	$3,634,806	$23,506,193

Matthew A. Carey	$14,456,623	$2,713,334	$17,169,957

(1)

Value reflects outstanding restricted stock at the end of Fiscal 2012, multiplied by a closing stock price of $67.30 on February 1, 2013 and outstanding unvested stock options based on the intrinsic value as of February 3, 2013, using the closing stock price of $67.30 on February 1, 2013.

(2)

Value reflects the following: (a) for the Fiscal 2010-2012 performance share award, shares earned based on 132% actual performance for the three-year performance period; (b) for the Fiscal 2011-2013 performance share award, (i) shares that would have been earned based on 118% actual performance at the end of Fiscal 2012 multiplied by a ratio of 735 days in the performance period through February 3, 2013 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 364 days remaining in the performance period after February 3, 2013 to 1,099 total days in the performance period; and (c) for the Fiscal 2012-2014 performance share award, (i) shares that would have been earned based on 109% actual performance at the end of Fiscal 2012 multiplied by a ratio of 371 days in the performance period through February 3, 2013 to 1,099 total days in the performance period, plus (ii) target performance shares multiplied by the ratio of 728 days remaining in the performance period after February 3, 2013 to 1,099 total days in the performance period. In each case, the number of performance shares obtained is multiplied by a closing stock price of $67.30 on February 1, 2013 to determine the intrinsic value as of the end of Fiscal 2012. Amounts include dividend equivalents accrued through the end of Fiscal 2012 converted into additional performance shares.

The Home Depot 2013 Proxy Statement	55

EXECUTIVE COMPENSATION

Termination Due to Death, Disability or Retirement

Equity awards made to salaried associates, including the named executive officers, generally provide for accelerated vesting of the award upon employment termination due to death or disability. The following table sets forth the estimated value of benefits that the named executive officers would be entitled to receive assuming death or disability as of February 3, 2013. In addition, the named executive officers would be entitled to any vested amounts under the Restoration Plan and, if applicable, the Deferred Compensation Plan for Officers, as set forth in the Nonqualified Deferred Compensation table on page 53 of this Proxy Statement.

DEATH OR DISABILITY BENEFITS
	Value of Restricted Stock and Option Awards	Value of Performance Shares	Death Benefit	Total
Name	($)(1)	($)	($)(4)	($)

Francis S. Blake	$50,401,124	$11,716,661(2)	400,000	$62,517,785

Carol B. Tomé	$35,176,906	$3,768,194(3)	400,000	$39,345,100

Craig A. Menear	$19,649,771	$2,709,498(3)	400,000	$22,759,269

Marvin R. Ellison	$19,871,387	$2,709,498(3)	400,000	$22,980,885

Matthew A. Carey	$14,456,623	$2,003,656(3)	400,000	$16,860,278

(1)

Value reflects outstanding restricted stock at the end of Fiscal 2012, multiplied by a closing stock price of $67.30 on February 1, 2013 and outstanding unvested stock options based on the intrinsic value as of February 3, 2013, using the closing stock price of $67.30 on February 1, 2013.

(2)

Value reflects the following: (a) for the Fiscal 2010-2012 performance share award, shares earned based on 132% actual performance for the three-year performance period; (b) for the Fiscal 2011-2013 performance share award, the shares that would have been earned based on 118% actual performance at the end of Fiscal 2012; and (c) for the Fiscal 2012-2014 performance share award, the shares that would have been earned based on 109% actual performance at the end of Fiscal 2012. The number of performance shares obtained is multiplied by a closing stock price of $67.30 on February 1, 2013 to determine the intrinsic value as of the end of Fiscal 2012. Amounts include dividend equivalents accrued through the end of Fiscal 2012 converted into additional performance shares.

(3)

Value reflects the following: (a) for the Fiscal 2010-2012 performance share award, shares earned based on 132% actual performance for the three-year performance period; (b) for the Fiscal 2011-2013 performance share award, the prorated portion of shares that would have been earned based on 118% actual performance at the end of Fiscal 2012 multiplied by a ratio of 735 days in the performance period through February 3, 2013 to 1,099 total days in the performance period; and (c) for the Fiscal 2012-2014 performance share award, the prorated portion of shares that would have been earned based on 109% actual performance at the end of Fiscal 2012 multiplied by a ratio of 371 days in the performance period through February 3, 2013 to 1,099 total days in the performance period. The number of performance shares obtained is multiplied by a closing stock price of $67.30 on February 1, 2013 to determine the intrinsic value as of the end of Fiscal 2012. Amounts include dividend equivalents accrued through the end of Fiscal 2012 converted into additional performance shares.

(4)	Value reflects a $400,000 death benefit, which is only paid out upon death, not disability.

56	The Home Depot 2013 Proxy Statement

EXECUTIVE COMPENSATION

Certain equity awards made to salaried associates, including the named executive officers, provide that the awards are no longer forfeitable upon retirement on or after age 60 with five years of continuous service with the Company. As of February 3, 2013, Mr. Blake was the only named executive officer who had met this condition. The following table sets forth the estimated value of benefits that Mr. Blake would be entitled to receive assuming termination due to retirement as of February 3, 2013. Mr. Blake would also be entitled to any vested amounts under the Restoration Plan as set forth in the Nonqualified Deferred Compensation table on page 54 of this Proxy Statement.

RETIREMENT BENEFITS
	Value of Restricted Stock and Option Awards	Value of Performance Shares	Total
Name	($)(1)	($)(2)	($)

Francis S. Blake	$50,401,124	$11,716,661	$62,117,785

(1)

Value reflects restricted stock grants that have the retirement eligibility provision described above and that are outstanding at the end of Fiscal 2012, multiplied by a closing stock price of $67.30 on February 1, 2013, and unvested stock options that have the retirement eligibility provision, based on the intrinsic value as of February 3, 2013, using the closing stock price of $67.30 on February 1, 2013.

(2)

Value reflects the following: (a) for the Fiscal 2010-2012 performance share award, shares earned based on 132% actual performance for the three-year performance period; (b) for the Fiscal 2011-2013 performance share award, the shares that would have been earned based on 118% actual performance at the end of Fiscal 2012; and (c) for the Fiscal 2012-2014 performance share award, the shares that would have been earned based on 109% actual performance at the end of Fiscal 2012. The number of performance shares obtained is multiplied by a closing stock price of $67.30 on February 1, 2013 to determine the intrinsic value as of the end of Fiscal 2012. Amounts include dividend equivalents accrued through the end of Fiscal 2012 converted into additional performance shares.

The Home Depot 2013 Proxy Statement	57

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION
	Number of Securities to be Issued Upon Exercise of Outstanding Options,	Weighted-Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	First Column)

Equity Compensation Plans Approved by Security Holders(1)	18,777,849(2)	$34.23(3)	182,611,143(4)

Equity Compensation Plans Not Approved by Security Holders(5)	219,156(6)	$ —(7)	19,449,004(8)

Total	18,997,005		202,060,147

(1)

These plans are the Company’s 1997 Omnibus Stock Incentive Plan (“1997 Plan”), the 2005 Plan, the ESPP and The Home Depot, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan (the “Directors Plan”). The Directors Plan allows the Company’s outside directors to elect to defer their cash retainers and meeting fees for deferred stock units payable in shares of the Company’s common stock on termination of Board service. Meeting fees were eliminated for meetings held after August 16, 2007.

(2)

Includes an aggregate of 3,107,436 stock options under the 1997 Plan, 13,509,428 stock options under the 2005 Plan, 10,741 deferred shares or deferred stock units under the 1997 Plan, 1,155,982 deferred shares or deferred stock units under the 2005 Plan, 994,262 performance shares under the 2005 Plan and 91,759 deferred stock units credited to participant accounts under the Directors Plan. Does not include 148,627 outstanding restricted shares granted under the 1997 Plan and 12,096,363 outstanding restricted shares granted under the 2005 Plan.

(3)

Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock units, deferred stock rights, performance shares and shares of restricted stock under the 1997 and 2005 Plans, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)

Represents 154,224,757 shares under the 2005 Plan, 26,350,713 shares under the ESPP (see Note 8 to the Company’s consolidated financial statements included in the 2012 Form 10-K and Exhibit 10.10 to the 2012 Form 10-K) and 2,035,673 shares under the Directors Plan.

(5)

These plans are the Company’s Non-U.S. Employee Stock Purchase Plan (the “Non-U.S. ESPP”) (see Note 8 to the Company’s consolidated financial statements in the 2012 Form 10-K and Exhibit 10.10 to the 2012 Form 10-K) and the Restoration Plan (see Note 9 to the Company’s consolidated financial statements in the Company’s 2012 Form 10-K and Exhibit 10.7 to the 2012 Form 10-K).

(6)	Includes 219,156 deferred stock units under the Restoration Plan referred to in footnote 5.

(7)

Outstanding equity consists solely of rights to purchase shares under the Non-U.S. ESPP and deferred stock units granted under the Restoration Plan; therefore, there is no weighted-average exercise price.

(8)	Represents shares available under the Non-U.S. ESPP.

58	The Home Depot 2013 Proxy Statement

DIRECTOR COMPENSATION

Our philosophy with respect to director compensation is to align the interests of non-employee directors with the interests of our shareholders. To implement this philosophy, our Corporate Governance Guidelines provide that the annual retainer for non-employee directors must be at least two-thirds equity. The Company presently provides 82% of each director’s annual retainer in Company equity. Furthermore, consistent with our Corporate Governance Guidelines, director equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after Board service ends for any reason other than ordinary Board retirement (at or after age 72), death, disability or a change in control of the Company.

Each non-employee director who was a Board member during Fiscal 2012 received an annual retainer of $280,000 as of the date of the 2012 annual meeting, or, in the case of Mr. Vadon, upon joining the Board in September 2012. The retainer was paid in the following manner:

•	$230,000 in the form of deferred shares granted under the 2005 Plan; and

•	$50,000 in the form of cash or deferred stock units under the Directors Plan, at the election of the director.

The deferred shares and deferred stock units, together with dividend equivalents that accrue thereon, are payable in shares of the Company’s common stock following termination of Board service. Director compensation is paid for the twelve-month period commencing with each annual meeting of shareholders. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments before the six-month anniversary of the annual meeting, 50% after the six-month but not later than the nine-month anniversary of the annual meeting, and 25% after the nine-month anniversary of the annual meeting.

Each non-employee director who served as Chair of a Board committee also received $10,000, except for the Chair of the Audit Committee, who received $15,000. Board committee Chair retainers were payable in cash or deferred stock units under the Directors Plan, at the election of the director.

In addition to the annual retainers and applicable committee Chair retainers described above, the Lead Director also receives $80,000 in the form of cash or deferred stock units under the Directors Plan. At least 12% of the Lead Director’s cash retainers must be paid in the form of deferred stock units under the Directors Plan pursuant to the equity requirement in the Corporate Governance Guidelines, with the remainder paid in the form of cash or deferred stock units under the Directors Plan, at the election of the Lead Director. For Fiscal 2012, our Lead Director elected to receive 100% of her committee Chair retainer and 20% of each of her annual cash Board retainer and Lead Director retainer in deferred stock units under the Directors Plan.

The Company also pays (or provides for reimbursement of) the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions.

The Company maintains a program through which it will match up to $10,000 of charitable donations made by each director, including the Chairman, for each calendar year. Mr. Blake’s All Other Compensation reported in the Summary Compensation Table includes $10,000 in matching contributions made under the program for Fiscal 2012. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation.

The Home Depot 2013 Proxy Statement	59

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to or earned during Fiscal 2012 by our non-employee directors who served during Fiscal 2012.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)(1)	($)(2)(6)	($)(6)	($)(3)	($)

F. Duane Ackerman	65,000	230,000	—	—	295,000

Ari Bousbib	60,000	230,000	—	—	290,000

Gregory D. Brenneman	60,000	230,000	—	—	290,000

J. Frank Brown	50,000	230,000	—	10,000	290,000

Albert P. Carey	50,000	230,000	—	—	280,000

Armando Codina	50,000	230,000	—	—	280,000

Bonnie G. Hill	140,000	230,000	—	8,400	378,400

Karen L. Katen	50,000	230,000	—	—	280,000

Ronald L. Sargent(4)	50,000	230,000	—	—	280,000

Mark Vadon(5)	50,000	230,000	—	10,000	290,000

(1)

Fees earned or paid in cash vary because, in addition to the $50,000 annual retainer, they include retainers for Chair and Lead Director positions. Messrs. Ackerman, Bousbib, Brenneman, Brown, Carey, Codina, Sargent and Vadon deferred 100% and Ms. Katen deferred 50% of their annual cash Board retainers under the Directors Plan, which retainers were converted into stock units that are payable in shares of Company common stock following termination of Board service. Messrs. Ackerman and Bousbib and Ms. Hill deferred 100% of their committee Chair retainers, and Ms. Hill deferred 20% of each of her annual cash Board retainer and Lead Director retainer. Dividend equivalents are credited on stock units in the Directors Plan at the same rate, and at the same time, that dividends are paid to shareholders.

(2)	Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in Fiscal 2012 computed in accordance with FASB ASC Topic 718.

The grant date fair value of the deferred share award granted during Fiscal 2012 is set forth in the following table, computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. There were no deferred share forfeitures by the directors during Fiscal 2012.

Grant Date	Shares (#)	Value ($)	Directors Who Received
05/17/2012	4,892	230,000	Ackerman, Bousbib, Brenneman, Brown, Carey, Codina, Hill, Katen, Sargent
09/20/2012	3,880	230,000	Vadon

(3)	Amounts reported reflect matching charitable contributions.

60	The Home Depot 2013 Proxy Statement

DIRECTOR COMPENSATION

(4)	Mr. Sargent resigned from the Board on November 15, 2012.

(5)	Mr. Vadon was appointed to the Board on September 20, 2012.

(6)	As of the end of Fiscal 2012, our non-employee directors who served during Fiscal 2012 held the following outstanding equity:

Name	Stock Options	Restricted Shares	Deferred Shares	Deferred Stock Units	Shares Owned Outright	Shares Owned Indirectly	Total
F. Duane Ackerman	—	—	49,633	11,560	900	—	62,093
Ari Bousbib	—	—	49,633	12,545	10,000	—	72,178
Gregory D. Brenneman	—	1,332	63,540	24,843	20,000	—	109,715
J. Frank Brown	—	—	11,805	2,566	—	—	14,371
Albert P. Carey	—	—	42,771	4,198	—	—	46,969
Armando Codina	—	—	48,467	10,715	35,650	—	94,832
Bonnie G. Hill	—	1,795	63,540	14,235	2,568	—	82,138
Karen L. Katen	—	—	49,633	10,250	6,500	—	66,383
Ronald L. Sargent(a)	—	—	11,805	—	—	—	11,805
Mark Vadon	—	—	3,898	847	6,095	—	10,840

(a)

Amounts for Mr. Sargent reflect only his remaining deferred shares that have not yet been distributed to him pursuant to their terms. Because Mr. Sargent has not been a director since November 15, 2012, he is no longer required to report ownership of any other equity of the Company that he holds.

The Home Depot 2013 Proxy Statement	61

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

Each member of the LDC Committee is independent under SEC rules, NYSE listing standards and the Company’s Director Independence Standards set forth in the Company’s Corporate Governance Guidelines and attached as Appendix A to this Proxy Statement.

The LDC Committee acts under a written charter which sets forth its responsibilities and duties, as well as requirements for the LDC Committee’s composition and meetings. The LDC Committee’s primary responsibility is to (a) assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, (b) oversee the development of executive succession plans and (c) approve compensation strategy, including the corporate goals and objectives relevant to the compensation of the Company’s senior executive officers, including the CEO, to ensure management is afforded appropriate incentives and rewarded appropriately for contributions to the Company’s growth and profitability and that the executive compensation strategy supports the Company’s objectives and shareholder interests.

The LDC Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s equity-based and incentive-based compensation plans, and regularly evaluates the effectiveness of the Company’s overall executive compensation program. In addition, the LDC Committee periodically reviews the compensation and benefits offered to non-employee directors and recommends changes as appropriate.

A more complete description of the LDC Committee’s functions is set forth in the LDC Committee charter, which is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Committee Members & Charters” and is also available in print upon request.

The LDC Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based upon such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for Fiscal 2012.

This report has been furnished by the current members of the LDC Committee:

•	Gregory D. Brenneman, Chair

•	Albert P. Carey

•	Armando Codina

•	Bonnie G. Hill

62	The Home Depot 2013 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the Company common stock beneficially owned, as of March 1, 2013, by our directors, the named executive officers and our directors and executive officers as a group. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%. The percentage ownership is based on the number of shares of our common stock outstanding as of March 1, 2013.

Name of Beneficial Owner	Total Beneficial Ownership(1)		Deferred Shares/ Stock Units(5)	Percent of Class
Francis S. Blake	1,975,892	(2)	17,650	*
F. Duane Ackerman	900		61,192	*
Ari Bousbib	10,000		62,177	*
Gregory D. Brenneman	21,382		88,383	*
J. Frank Brown	—		14,371	*
Albert P. Carey	—		46,969	*
Armando Codina	35,650		59,183	*
Bonnie G. Hill	4,363		77,775	*
Karen L. Katen	6,500		59,883	*
Mark Vadon	6,095		4,745	*
Matthew A. Carey	361,555	(3)	2,374	*
Marvin R. Ellison	431,561		5,781	*
Craig A. Menear	571,598	(4)	6,887	*
Carol B. Tomé	1,160,715		19,112	*
Directors and executive officers as a group (16 people)	5,034,705		531,544	0.37%

(1)

Represents the number of shares beneficially owned, which includes equivalent shares credited under our FutureBuilder 401(k) Plan and restricted stock granted under the 2005 Plan and the 1997 Plan. In addition, these amounts include shares subject to options exercisable within 60 days of March 1, 2013 as follows: Francis S. Blake – 1,283,551; Matthew A. Carey – 244,661; Marvin R. Ellison – 206,888; Craig A. Menear – 426,889; Carol B. Tomé – 549,498; and directors and executive officers as a group (16 people) – 2,939,802. Amounts in this column do not include shares to be received upon settlement of deferred stock units or deferred shares more than 60 days after March 1, 2013, which shares are reflected in the Deferred Shares/Stock Units column of the table. The deferred stock units and deferred shares have no voting rights. None of our directors or executive officers has pledged any shares of our common stock as security for any indebtedness (including any margin loans) or, consistent with our anti-hedging policy, entered into any hedging transactions with regard to his or her ownership of our common stock.

(2)	This amount includes 333 shares held by a family trust.

(3)	This amount includes 50,606 shares held by a family trust.

(4)	This amount includes 35,595 shares held by a family trust.

(5)	These amounts reflect deferred shares and deferred stock units granted under the 2005 Plan, deferred stock units granted under the Directors Plan, and stock units granted under the Restoration Plan.

The Home Depot 2013 Proxy Statement	63

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information about the number of shares of our common stock held as of December 31, 2012 by persons we know to be the beneficial owners of more than five percent of our outstanding common stock. The percentage ownership is based on the number of shares of our common stock outstanding as of March 1, 2013.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Capital World Investors(1) 333 South Hope Street Los Angeles, CA 90071	182,503,630	12.3%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	85,768,123	5.8%

(1)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2013 by Capital World Investors (“Capital World”), a division of Capital Research and Management Company. At that time, Capital World reported that it is deemed to be the beneficial owner of, and that it has sole voting and dispositive power as to, all of these shares.

(2)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2013.

64	The Home Depot 2013 Proxy Statement

GENERAL

CERTAIN RELATED PERSON TRANSACTIONS

The Nominating and Corporate Governance Committee, which is comprised of independent directors, reviews all related-party transactions and relationships involving a Board member or officer of the Company subject to Section 16 of the Exchange Act. To help identify related-party transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company. Our General Counsel also conducts an independent investigation by reviewing the Company’s financial systems to determine if a director or executive officer, or a company with which he or she is affiliated, engaged in transactions or had a relationship with the Company during the fiscal year. The Company’s procedures with respect to review and approval or ratification of related-party transactions are set forth in the Nominating and Corporate Governance Committee’s charter.

The Nominating and Corporate Governance Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Nominating and Corporate Governance Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. Transactions and relationships that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement.

The Nominating and Corporate Governance Committee has identified the following related-party transactions and relationships:

Francis S. Blake, who is the son of Frank Blake, the Company’s Chairman and CEO, has been a district manager for the Company since March 2009. Prior to that position, he was a store manager since June 2006 and joined the Company in September 2004. During Fiscal 2012, Mr. Blake earned or received an aggregate of $198,438 in base and annual incentive compensation. In addition to this compensation and customary employee benefits, Mr. Blake continues to be eligible to participate in bonus and equity compensation plans based on his performance as well as the performance of the Company. Mr. Blake’s compensation is within the established range paid to district managers.

The Company, principally through The Home Depot Foundation, has supported Habitat for Humanity since 1991. Elizabeth Blake, the wife of Frank Blake, the Company’s Chairman and CEO, serves as general counsel of Habitat for Humanity International. In Fiscal 2012, the Foundation made cash grants of approximately $5 million to Habitat and its international and local affiliates as part of its commitment made in 2008 to donate $30 million (in financial and in-kind support) to Habitat to provide energy-efficient and sustainable building resources and funding for a portion of the single- and multi-family homes that Habitat builds over a five-year period. In Fiscal 2012, the Foundation also made cash grants and gift card donations of approximately $1.4 million and product donations of approximately $2.7 million in retail value to various affiliates of Habitat.

During Fiscal 2012, the Company also made purchases of software and related services from Microsoft, Inc. in the ordinary course of business. The Chief Operating Officer of Microsoft is the brother-in-law of Matthew A. Carey, our Executive Vice President and Chief Information Officer. The total payments made to Microsoft during Fiscal 2012 were approximately $26 million, representing less than 0.04% of the revenues of each of the Company and Microsoft.

BUSINESS CODE OF CONDUCT

The Company has a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the CEO and the CFO. In 2012, the Company revised the code to simplify content, make it more interactive and engaging for our associates, better align it with other Company policies and reflect our values-based culture. The complete text of the code is available on the Company’s website at http://ir.homedepot.com under “Corporate Governance > Corp. Governance Overview” and is also available in print at no charge upon request. The Company will post any amendments to or waivers from the Business Code of Conduct and Ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

The Home Depot 2013 Proxy Statement	65

GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports required to be filed with the SEC and NYSE and furnished to the Company during Fiscal 2012 by directors, officers or beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written certifications provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during Fiscal 2012, except that one Form 4 reporting a disposition of shares by director Armando Codina was filed late.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement and form of proxy, proposals by shareholders for business to be considered at the 2014 Annual Meeting of Shareholders must be submitted in writing by December 9, 2013 and must comply with the requirements of SEC Rule 14a-8. Proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339.

If a shareholder wishes to present a proposal or submit a formal nomination of a director candidate for election at the 2014 Annual Meeting and the proposal or nomination is not intended to be included in our Proxy Statement, the shareholder must give us advance notice in writing and meet the requirements of our Certificate of Incorporation and By-Laws, including providing all of the information specified in the By-Laws. If a shareholder gives notice after the applicable deadline, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting. The notice must be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, N.W., Building C-22, Atlanta, Georgia 30339. Each proposal submitted must be a proper subject for shareholder action at the meeting. Our Certificate of Incorporation provides that a formal nomination by a shareholder of a candidate for election as a director must be in writing and received by our Corporate Secretary (at the address specified above) not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. For all other proposals of business to be considered at next year’s annual meeting, notice must be received no earlier than 120 calendar days (January 23, 2014) and no later than 90 calendar days (February 22, 2014) prior to the anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 70 days after the anniversary of this year’s annual meeting, notice must be received not later than 90 days nor earlier than 120 days prior to next year’s annual meeting date, or by the tenth day following the Company’s public announcement of next year’s annual meeting date.

OTHER PROPOSED ACTIONS

We do not know of any matters to be acted upon at the Meeting other than those discussed in this Proxy Statement. If any other items or matters are properly presented before the Meeting, the proxy holders will vote on such matters in their discretion.

SOLICITATION OF PROXIES

The Company is paying the full costs of the solicitation of proxies. Proxies may be solicited on behalf of the Board by mail, telephone, other electronic means or in person. D.F. King & Co., Inc. has been retained to assist in soliciting proxies at a fee of $21,250, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders. Additionally, some of our directors, officers or employees may solicit shareholders by mail, telephone, other electronic means or in person. None of these persons will receive any additional or special compensation for doing so.

66	The Home Depot 2013 Proxy Statement

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

At least two-thirds of the Board of Directors of The Home Depot, Inc. (the “Company”) shall be independent. No director shall qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.	the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;

2.	the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”)) at any time during the preceding three years;

3.	(a) the director presently receives, or his or her immediate family member receives, more than $120,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director’s immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;

4.	(a) the director or his or her immediate family member is presently a partner of a firm that is the Company’s internal or external auditor; (b) the director is presently an employee of such firm; (c) the director’s immediate family member is presently an employee of such firm and personally works on the Company’s audit; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit during such three year period;

5.	(a) the director is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company’s consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;

6.	the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;

7.	the director has, or his or her immediate family member has, a personal services contract with the Company;

8.	the director has any interest in an investment that the director jointly acquired in conjunction with the Company;

9.	the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company’s proxy statement; and

10.	(a) the director is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors’ fees from the Company, or (ii) be an “affiliated person” of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee (the “LDCC”) must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act. In addition, members of the LDCC must meet the independence standards for compensation committee members under applicable New York Stock Exchange listing standards and cannot be executive officers of a public company at which an executive officer of the Company serves as a member of such public company’s compensation committee.

The Home Depot 2013 Proxy Statement	A-1

APPENDIX B

THE HOME DEPOT, INC. AMENDED AND RESTATED 2005 OMNIBUS STOCK

INCENTIVE PLAN

1. Purpose. The purpose of The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan (the “Plan”) is to attract and retain employees and directors for The Home Depot, Inc. and its subsidiaries and to provide such persons with incentives and rewards for superior performance. The original effective date of The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan was May 26, 2005. Effective February 28, 2013, the Company amended and restated the Plan, without increasing the number of reserved shares pursuant to Section 3, to: (a) extend the expiration date of the Plan until the tenth anniversary of the approval of the amended and restated Plan by stockholders of the Company, and (b) to make certain other changes as reflected herein.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1 “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Deferred Share, Performance Share, Performance Unit or Other Stock-Based Award granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the committee of the Board described in Section 4.

2.7 “Company” means The Home Depot, Inc., a Delaware corporation, or any successor corporation.

2.8 “Deferral Period” means the period of time during which Deferred Shares are subject to the deferral limitations under Section 8.

2.9 “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.10 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.11 “Fair Market Value” means the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

2.12 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.13 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.14 “Non-Employee Director” means a member of the Board who is not an Employee.

The Home Depot 2013 Proxy Statement	B-1

2.15 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.16 “Option” means any option to purchase Shares granted under Section 5.

2.17 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.18 “Option Price” means the purchase price payable upon the exercise of an Option.

2.19 “Other Stock-Based Award” means a right granted to a Participant pursuant to Section 10 that is valued by reference to, or relates to, Shares or other Awards relating to Shares.

2.20 “Participant” means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.21 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s: (1) Financial Return Metrics: (a) return on equity, (b) return on capital, (c) return on assets, (d) return on investment, (e) return on invested capital, (f) other financial return ratios; and (2) Earnings Metrics: (a) earnings per share, (including variants such as diluted earnings per share), (b) total earnings, (c) earnings growth, (d) earnings before taxes, (e) earnings before interest and taxes, (f) earnings before interest, taxes, depreciation and amortization, (g) operating profit, (h) net earnings; (i) other earnings measures/ratios; and (3) Sales Metrics: (a) sales, (b) sales growth, (c) comparable store sales, (d) sales per square foot, (e) average ticket sales, (f) sales per operating store; and (4) Stock Price Metrics: (a) increase in the Fair Market Value of the Shares, (b) share price (including but not limited to, growth measures and total shareholder return); and (5) Cash Flow Metrics: (a) cash flow (including, but not limited to, operating cash flow and free cash flow), (b) cash flow return on investment (which equals net cash flow divided by total capital); and (6) Store Metrics: (a) inventory shrinkage goals, (b) stocking and other labor hours goals, (c) store payroll goals, (d) markdown goals, (e) workers compensation goals; and (7) Balance Sheet Metrics: (a) inventory, (b) inventory turns, (c) receivables turnover, (d) internal rate of return, (e) increase in net present value or expense targets; and (8) Other Strategic Metrics: (a) gross margin, (b) gross margin return on investment, (c) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas, (d) economic value added (EVA), (e) operating cost management targets, (f) “Employer of Choice” or similar survey results, (g) customer satisfaction surveys, (h) diversity goals, (i) attrition improvements, (j) safety record goals, (k) timely and successful completion of key corporate projects, and (l) productivity improvements. Except in the case of a Qualified Performance-Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.22 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

2.23 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.24 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.25 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

B-2	The Home Depot 2013 Proxy Statement

2.26 “Restricted Shares” mean Shares granted under Section 7 subject to certain restrictions and a substantial risk of forfeiture.

2.27 “Restricted Stock Units” means a right granted under Section 7 to receive Shares (or the equivalent value in cash if the Committee so provides) in the future, which right is subject to certain restrictions and a substantial risk of forfeiture.

2.28 “Shares” means shares of the Common Stock of the Company, $.05 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 12.

2.29 “Spread” means, with respect to a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.30 “Stock Appreciation Right” means a right granted under Section 6 for a Participant to receive from the Company the amount of the Spread, in Shares (or cash if the Committee so provides) at the time of the exercise of such right.

2.31 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

3. Shares Available Under the Plan.

3.1 Reserved Shares. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares, Restricted Stock Units, Performance Units, Performance Shares, or Other Stock-Based Awards, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 255,000,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.

3.2 Reduction Ratio. For purposes of Section 3.1, each Share issued or transferred pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by 2.11 Shares.

3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 50,000,000 Shares, subject to adjustment as provided in Section 12.

3.4 Maximum Calendar Year Award. No Participant may receive Awards representing more than 1,000,000 Shares in any one calendar year, subject to adjustment as provided in Section 12. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 5,000,000.

3.5 Maximum Annual Grant to a Non-Employee Director. No Non-Employee Director may receive Awards in excess of $500,000, determined with respect to the Fair Market Value on the Grant Date, in any one calendar year, subject to adjustment as provided in Section 12.

3.6 Share Counting Rules. Shares related to Awards, including Awards subject to the Reduction Ratio under Section 3.2 and dividend equivalents that pursuant to an Award are converted to additional Share units, shall reduce the reserved Shares under the Plan. Notwithstanding the previous sentence:

(i) To the extent that an Award is cancelled, terminates, expires, or is forfeited for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

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(ii) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(iii) The following Shares may not again be made available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (b) Shares that are tendered or withheld in payment of all or part of the Option Price of an Option, Base Price of a Stock Appreciation Right, or other exercise price of an Award, or in satisfaction of tax withholding obligations, or (c) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option.

(iv) Subject to applicable New York Stock Exchange or other exchange requirements, the Committee may grant Awards pursuant to the Plan in connection with the assumption, conversion, replacement or adjustment of outstanding equity-based awards in the event of a corporate acquisition or merger, to individuals who were not employees of the Company or its Subsidiaries immediately before such acquisition or merger. Shares covered by Awards granted pursuant to this paragraph shall not reduce the reserved Shares under the Plan.

4. Plan Administration.

4.1 Board Committee Administration. This Plan shall be administered by a Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

4.2 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of Shares subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.

5. Options. The Committee may from time to time authorize grants to Participants of Options upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall not be less than the Fair Market Value per Share on the Grant Date.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have an aggregate value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4 Cashless Exercise/Net Exercise. To the extent permitted by applicable law, any grant may provide for payment of the Option Price from (i) the proceeds of sale through a bank or broker of some or all of the Shares to which the exercise relates, or (ii) withholding of Shares from the Option based on the Fair Market Value of the Shares, in either case on the date of exercise. The Committee may provide in the Award Agreement (or thereafter in the case of a Nonqualified Stock Option) that an Option that is otherwise exercisable and has an Option Price that is less than the Fair Market Value of the Shares on the last day of its term will be automatically exercised on such last day by means of a “net exercise” entitling the Optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for the minimum required tax withholding.

5.5 Performance-Based Options. Any grant of an Option or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

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5.6 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Non-Employee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may specify the conditions for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

5.7 Option Designation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-Employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, the terms of any Incentive Stock Option must comply with the requirements of Code Section 422. If all of the requirements of Code Section 422 are not met, the Option shall automatically become a Nonqualified Stock Option.

5.8 Exercise Period. No Option granted under this Plan may be exercised more than ten years after the Grant Date.

5.9 No Dividend Equivalents. No Option shall provide for dividends or dividend equivalents.

5.10 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6. Stock Appreciation Rights. The Committee may from time to time authorize grants to Participants of Stock Appreciation Rights upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof.

6.2 Base Price. Each grant shall specify a Base Price per Share, which shall not be less than the Fair Market Value per Share on the Grant Date.

6.3 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.4 Vesting. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. Each grant may specify the conditions for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

6.5 Performance-Based SARs. Any grant of a Stock Appreciation Right or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

6.6 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years after the Grant Date.

6.7 No Dividend Equivalents. No Stock Appreciation Right shall provide for dividends or dividend equivalents.

6.8 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

7. Restricted Shares/Restricted Stock Units. The Committee may authorize grants to Participants of Restricted Shares and/or Restricted Stock Units upon such terms and conditions as the Committee may determine in accordance with the following provisions.

7.1 Nature of Award. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the “substantial risk of forfeiture” within the meaning of Code Section 83, and restrictions on transfer hereinafter referred to. Each

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grant of Restricted Stock Units shall constitute an unsecured promise to deliver Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to a substantial risk of forfeiture.

7.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that may be less than the Fair Market Value on the Grant Date.

7.3 Dividends, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue. Except as otherwise determined by the Committee, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares are delivered in settlement of such Awards. Any grant of Restricted Stock Units may provide for payment of dividend equivalents. The Committee may on or after the Grant Date authorize the payment of dividend equivalents in cash or additional Shares on a current, deferred or contingent basis. In no event shall dividends or dividend equivalents with respect to Restricted Shares or Restricted Stock Units that are subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Awards lapse. Any grant may require that any or all dividends, dividend equivalents or other distributions paid on the Restricted Shares or Restricted Stock Units during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

7.4 Restrictions on Transfer. Each grant of Restricted Shares shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Any grant of Restricted Shares or Restricted Stock Units may specify the conditions for the early vesting of such Award in the event of a change in control of the Company or other similar transaction or event.

7.5 Performance-Based Restricted Shares and Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

8. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that may be less than the Fair Market Value on the Grant Date.

8.3 Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may specify the conditions for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have the right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

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8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date, and any grant may specify the conditions for early termination in the event of a change in control of the Company or other similar transaction or event.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. The Committee may provide in any Qualified Performance-Based Award, at the time the Performance Objectives are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a Performance Period. To the extent such inclusions or exclusions affect Qualified Performance-Based Awards, they shall be prescribed in a form that meets the requirements of Code Section 162(m).

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

9.7 Dividend Equivalents. Any grant of Performance Shares or Performance Units may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis. No dividend equivalents shall be earned, paid or provided to a Participant in respect of an Award that is conditioned upon the attainment of one or more Performance Objectives until the Committee, or its designee with respect to an Award that is not a Qualified Performance-Based Award, certifies that the specified Performance Objectives have been achieved.

9.8 Adjustment of Performance Objectives. The Committee, with respect to any Award that is not a Qualified Performance-Based Award, may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement. In addition, the Committee has the right, in connection with any Award for which the grant, vesting or payment is conditioned upon the attainment of one or more Performance Objectives, to exercise negative discretion to determine that all or a portion of the Award actually earned, vested and/or payable shall be less than the portion that would be earned, vested or payable based solely upon application of the relevant Performance Objectives.

9.9 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

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10. Other Stock-Based Awards. The Committee may, consistent with the Plan and any limitations pursuant to applicable law, grant to Participants Other Stock-Based Awards on such terms and conditions as determined by the Committee.

11. Transferability.

11.1 Transfer Restrictions on Awards. Except as provided in Section 11.2, no Award granted under this Plan shall be transferable by a Participant other than by will, by beneficiary designation, or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.2 Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee, but no such transfer shall be a transfer for value. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

11.3 Transfer Restrictions on Shares. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares, Performance Units or Other Stock-Based Awards, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

11.4 Beneficiaries. The Committee may permit a Participant to designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan, any applicable Award Agreement, and to any additional conditions deemed appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate.

12. Adjustments. In the event of any stock dividend, stock split, spinoff, rights offering, extraordinary cash dividend, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company constituting an “equity restructuring” within the meaning of U.S. generally accepted accounting principles, the Committee shall make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants. In the event of any merger, consolidation or any other corporate transaction or event having a similar effect, the Committee in its sole discretion may take any action described in the preceding sentence, and, moreover, it may (i) provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced, (ii) provide that Awards will be settled in cash rather than Shares, (iii) provide, in the event that Awards are not substituted or settled in cash, that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iv) provide that Performance Objectives and Performance Periods for Awards for which the grant, vesting or payment is conditioned upon the attainment of one or more Performance Objectives will be modified, consistent with Code Section 162(m) where applicable, or (v) any combination of the foregoing. The Committee shall also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 12. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

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13. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions by rounding up or down or for the settlement thereof in cash.

14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such payment or benefit.

15. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 11.3, or any Other Stock-Based Award that is not vested, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. Notwithstanding any provisions of this Section 15, the Committee’s exercise of its discretion under this Section shall not cause any Award to lose its status as a Qualified Performance-Based Award under Code Section 162(m) or for any Award that constitutes Non-Exempt Deferred Compensation, as defined in Section 22.4, to be subject to accelerated taxation and/or tax penalties under Code Section 409A.

16. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

17. Grants to Non-Employee Directors. Awards to Non-Employee Directors shall be made pursuant to a policy or program approved by the Committee from time to time, and other than Awards made pursuant to such policy or program, there shall be no discretionary grants made to Non-Employee Directors.

18. Amendments and Other Matters.

18.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 12, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of any securities exchange or other applicable laws, policies or regulations.

18.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and to the extent that such deferral shall not subject any Award to accelerated taxation and/or tax penalties under Code Section 409A. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

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18.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

18.4 Repricing Prohibited. Except as otherwise provided in Article 12, without the prior approval of the stockholders of the Company: (i) the Option Price or Base Price of an Option or Stock Appreciation Right may not be reduced, directly or indirectly, (ii) an Option or Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or Stock Appreciation Right, or otherwise, and (iii) the Company may not repurchase an Option or Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right is lower than the Option Price or Base Price per share of the Option or Stock Appreciation Right.

18.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time. In consideration of any Award granted under this Plan, the Participant agrees that all Awards are subject to applicable clawback policies that shall be adopted by the Committee from time to time.

18.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

18.7 Share Trading Restrictions. All Shares issuable under the Plan are subject to any stop-transfer order and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities laws, rules and regulations and the rules of any securities exchange on which the Shares are listed, quoted or traded.

19. Effective Date. This Amended and Restated 2005 Omnibus Stock Incentive Plan is effective February 28, 2013 upon its approval by the Board; provided, however, that (i) the amendments to Section 2.21 and Section 20 and (ii) ratification of the eligible participants under Section 2.20 and award limits in Section 3.4 are effective May 23, 2013 upon stockholder approval.

20. Termination. This Plan shall terminate on May 23, 2023 or the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

21. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one-year of such denial or deemed denial or be forever barred.

22. Code Section 409A.

22.1 General. To the extent applicable, it is intended that the Plan comply with or be exempt from the requirements of Code Section 409A and any related regulations or other guidance promulgated thereunder. Accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance with Code Section 409A, and if any provision of the Plan or any term or condition of any Award would otherwise conflict with this intent, the provision, term or condition will be interpreted or deemed amended so as to avoid this conflict. Any reservation of rights or any discretion reserved to the Committee or the Company regarding the timing of a payment of any Award subject to Code Section 409A will only be as broad as is permitted by Code Section 409A.

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22.2 Separation from Service and Separate Payments. Notwithstanding anything herein or in any Award Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided to a Participant during the six-month period immediately following the Participant’s separation from service (within the meaning of Code Section 409A) shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or death, if earlier). In addition, if the Participant is entitled to a series of installment payments, each amount to be paid to a Participant pursuant to the Plan or any Award Agreement shall be construed as a separate identified payment for purposes of Code Section 409A.

22.3 Other. Service providers of any Subsidiary of the Company may be granted Options or Stock Appreciation Rights only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the regulations under Code Section 409A. Notwithstanding the foregoing provisions of this Section 22, the tax treatment of the payments or benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Subsidiaries nor any of their respective directors, officers, employees or advisors (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

22.4 Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a change in control, or the Participant’s disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, unless the circumstances giving rise to such change in control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Code Section 409A and the applicable regulations.

22.5 Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment, failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Code Section 409A, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

22.6 Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A.

23. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Georgia.

*** *** *** *** *** *** *** *** *** *** ***

The Home Depot 2013 Proxy Statement	B-11

PRINTED ON RECYCLED PAPER

THE HOME DEPOT, INC. STORE SUPPORT CENTER BUILDING 2455 PACES FERRY ROAD ATLANTA, GA 30339-4024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M55812-P33523                KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE HOME DEPOT, INC.
The Board of Directors recommends a vote FOR all director nominees, and FOR Proposals 2, 3, 4 and 5.
1.	Election of Directors	For	Against	Abstain
	1a. F. Duane Ackerman	☐	☐	☐			For	Against	Abstain
	1b. Francis S. Blake	☐	☐	☐	2.	Proposal to Ratify the Appointment of KPMG LLP	☐	☐	☐
	1c. Ari Bousbib	☐	☐	☐	3.	Advisory Vote to Approve Executive Compensation	☐	☐	☐
	1d. Gregory D. Brenneman	☐	☐	☐	4.	Approval of the Material Terms of Officer Performance Goals under the Management Incentive Plan	☐	☐	☐
	1e. J. Frank Brown	☐	☐	☐	5.	Approval of the Amended and Restated 2005 Omnibus Stock Incentive Plan	☐	☐	☐
	1f. Albert P. Carey	☐	☐	☐
	1g. Armando Codina	☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposals 6 and 7.
	1h. Bonnie G. Hill	☐	☐	☐	6.	Shareholder Proposal Regarding Employment Diversity Report	☐	☐	☐
	1i. Karen L. Katen	☐	☐	☐	7.	Shareholder Proposal Regarding Stormwater Management Policy	☐	☐	☐
	1j. Mark Vadon	☐	☐	☐
For address changes, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2013 ANNUAL MEETING OF SHAREHOLDERS

Directions to Cobb Galleria Centre are available by telephone at 770-955-8000 or on Cobb Galleria Centre’s website at www.cobbgalleria.com/directions.aspx

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

TIME:	WHO MAY VOTE:
9:00 a.m. Eastern Time on Thursday, May 23, 2013	You may vote if you were a shareholder of record as of the close of business on March 25, 2013.
PLACE:
Cobb Galleria Centre Two Galleria Parkway Atlanta, Georgia 30339	ANNUAL MEETING MATERIALS: A copy of the Proxy Statement and our 2012 Annual Report are available at http://reports.homedepot.com

DATE OF MAILING:
The Proxy Statement is first being mailed to shareholders on or about April 8, 2013.

By Order of the Board of Directors

Teresa Wynn Roseborough, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 23, 2013:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

M55813-P33523

PROXY/VOTING INSTRUCTION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2013

The undersigned shareholder hereby appoints Francis S. Blake and Teresa Wynn Roseborough, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2013 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia, on Thursday, May 23, 2013, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Participants in the Company’s retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of the shares at the meeting and at any adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote the shares (a) “FOR” the election of the nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the plan trustee upon such other matters as may properly come before the Annual Meeting. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company’s Canada-based retirement plans, or in a self-directed brokerage window of a U.S. retirement plan, the shares will not be voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

UNLESS VOTING ELECTRONICALLY OR BY PHONE,

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials

for the 2013 The Home Depot Shareholder Meeting to Be Held on May 23, 2013.

Meeting Information
THE HOME DEPOT, INC.	Meeting Type: Annual Meeting
For holders as of: March 25, 2013
	Date: May 23, 2013	Time: 9:00 a.m. EDT
THE HOME DEPOT, INC. STORE SUPPORT CENTER BUILDING 2455 PACES FERRY ROAD ATLANTA, GA 30339-4024	Location: Cobb Galleria Centre
Two Galleria Parkway
Atlanta, GA 30339

You are receiving this communication because you hold shares in The Home Depot, Inc.

This Notice is not a ballot of a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT         ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*    If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 9, 2013 to facilitate timely delivery

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: To vote in person at the Meeting you will need to request a ballot to vote these shares. To attend the meeting, you will need to bring an admission ticket and valid picture identification. If the shares are registered in your name and you received this Notice, the Notice is your admission ticket.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. See “How to Request and Receive a PAPER or E-MAIL Copy” above.

Voting Items

The Board of Directors recommends a vote FOR all director nominees, and FOR Proposals 2, 3, 4 and 5.

1.	Election of Directors		2.	Proposal to Ratify the Appointment of KPMG LLP

	1a.	F. Duane Ackerman	3.	Advisory Vote to Approve Executive Compensation

	1b.	Francis S. Blake	4.	Approval of the Material Terms of Officer Performance Goals under the Management Incentive Plan

	1c.	Ari Bousbib	5.	Approval of the Amended and Restated 2005 Omnibus Stock Incentive Plan

	1d.	Gregory D. Brenneman	The Board of Directors recommends a vote AGAINST Proposals 6 and 7.
	1e.	J. Frank Brown

	1f.	Albert P. Carey	6.	Shareholder Proposal Regarding Employment Diversity Report

	1g.	Armando Codina	7.	Shareholder Proposal Regarding Stormwater Management Policy

	1h.	Bonnie G. Hill

	1i.	Karen L. Katen

	1j.	Mark Vadon